As filed with the Securities and Exchange Commission on October 26, 1999
                      Registration Statement No. 333-79631


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                 AMENDMENT NO. 1
                                       to
                                   FORM SB-2/A
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                             PEN INTERCONNECT, INC.
             (Exact name of registrant as specified in its charter)


 Utah
(State or other jurisdiction of
incorporation)
3357
(Primary Standard Industrial
Classification Code Number)
87-0430260
(I.R.S. Employer Identification
No.)
Pen Interconnect, Inc.
1601 Alton Parkway
Irvine, CA   92606
(949) 798-5800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Stephen J. Fryer, President
Pen Interconnect, Inc.
1601 Alton Parkway
Irvine, CA 92606
(949) 798-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies To:
                              Oscar D. Folger, Esq.
                              James W. Lucas, Esq.
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 697-6464


Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement depending on market conditions.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
/ X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]-------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].


                                          CALCULATION OF REGISTRATION FEE


                                                       Proposed Maximum           Proposed Maximum
Title of Each Class of                  Amount Being   Offering Price             Aggregate                Amount of
Securities Being Registered               Registered   per Share (1)              Offering Price           Registration Fee

 Common Stock                             11,147,453                 $0.390625                $4,354,474          $1,149.58(2)

===============================    =================   =======================    ======================   ===================


(1) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) at $0.390625 per share based upon the average of the high and low prices of $0.40625 and $0.375 on October 23, 1999, respectively.

(2) $2,762.06 previously paid.


                             -----------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             ----------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 26, 1999

                                   PROSPECTUS

                             PEN INTERCONNECT, INC.
                        11,147,453 Shares of Common Stock
                        --------------------------------


         The stockholders of Pen Interconnect, Inc. listed under "Selling Stock-holders" starting on page 32 are offering and selling shares of Pen common stock under this prospectus. Up to 3,600,000 of these shares may be issued on conversion of our Series A preferred stock and up to 5,000,000 shares may be issued on conversion of our Series B preferred stock. Of the remaining shares, 1,847,453 are issuable on conversion of various warrants and options, and 700,000 are currently outstanding and owned by some of the selling stockholders. All net proceeds from the sale of the shares will go to the stockholders who sell their shares.

         Pen's common stock is traded on the OTC Bulletin Board under the symbol PENC. The last sale price for Pen's common stock reported by the OTC Bulletin Board for October 23, 1999 was $0.375.


                              ---------------------

These securities involve a high degree of risk. See "Risk Factors" beginning on page 4.
                              ---------------------

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              ---------------------


                The date of this prospectus is October __, 1999.

THE FOLLOWING  LEGEND WILL APPEAR IN RED INK ON THE FRONT PAGE OF
THE PROSPECTUS IF THE PROSPECTUS IS CIRCULATED PRIOR TO BEING
DECLARED EFFECTIVE BY THE COMMISSION:

"The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted."


                                TABLE OF CONTENTS

                                                                    Page

PROSPECTUS SUMMARY                                                   3
RISK FACTORS                                                         4
USE OF PROCEEDS                                                      9
DILUTION                                                            10
CAPITALIZATION                                                      11
PRICE RANGE OF COMMON STOCK                                         12
DIVIDEND POLICY                                                     12
SELECTED FINANCIAL DATA                                             12

MANAGEMENT'S DISCUSSION AND

   ANALYSIS OR PLAN OF OPERATION                                    16
BUSINESS                                                            22
LEGAL PROCEEDINGS                                                   27
MANAGEMENT                                                          27
EXECUTIVE COMPENSATION                                              29
PRINCIPAL STOCKHOLDERS                                              30
CERTAIN TRANSACTIONS                                                32
SELLING STOCKHOLDERS                                                32
PLAN OF DISTRIBUTION                                                35
DESCRIPTION OF CAPITAL STOCK                                        37
SHARES ELIGIBLE FOR FUTURE SALE                                     40
LEGAL MATTERS                                                       41
EXPERTS                                                             41
INDEMNIFICATION                                                     41
WHERE YOU CAN FIND ADDITIONAL INFORMATION                           43
INDEX TO FINANCIAL STATEMENTS                                      F-1

                               PROSPECTUS SUMMARY


         This summary highlights selected information from elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

Pen Interconnect, Inc.


         Our offices are located at 1601 Alton Parkway, Irvine, California 92606 and our telephone number is (949) 798-5800.

         We develop and produce electronic products for original equipment manufacturers, or OEMs, in the computer, telecommunications, electronic instrument, medical and testing equipment industries. We currently operate two divisions:

          1) the InCirT division, located in Irvine, California, provides assembly and testing services for electronic circuit boards;

          2) the  PowerStream  division,  located  in Orem,  Utah,  designs  and
         manufactures    custom   power   supplies,    battery    chargers   and
         uninterruptible power supply, or UPS, systems; and


Common Stock offered by the selling stockholders   11,147,453 shares

Shares outstanding prior to offering               8,001,089 shares

Shares                                             to be  outstanding  after the
                                                   offering  19,148,542  shares.
                                                   This    does   not    include
                                                   12,261,700  shares  of common
                                                   stock   issuable   upon   the
                                                   exercise of outstanding stock
                                                   options and warrants.

OTC Bulletin Board Symbols                         PENC, PENCW


         We will not receive any proceeds from the sale of common stock in this offering. We will receive proceeds from the exercise of warrants and options which will be used for general corporate working capital. See "Use of Proceeds."

         For a discussion of the risks you should consider before investing in the common stock, see "Risk Factors."

Summary Financial Information:

The following financial information has been derived from our financial statements included elsewhere in this prospectus. This data should be read in conjunction with those financial statements and the related notes. See "Financial Statements".

Statement of Operations Data:



                            Fiscal Year Ended September 30,               Nine Months Ended June 30,
                            -------------------------------               --------------------------
                                     1998                   1997                    1999                    1998
                                     ----                   ----                    ----                    ----
Net sales                   $     17,091,432        $    18,238,460       $       12,684,442        $     12,113,556
Net loss                          (5,445,383)            (1,735,483)              (4,359,996)               (225,978)
Loss per share                         (1.24)                 (0.54)                   (0.78)                 ( 0.05)
Weighted Average
Common Shares
Outstanding                        4,397,490              3,213,089                6,538,820               4,452,312




Balance Sheet Data:


                                            As of June 30, 1999                 As of September 30, 1998
                                            -------------------                 ------------------------
Cash and cash equivalents                 $              26,478                $                657,777
Net working capital(deficit)                          1,074,355                              (1,714,606)
Total assets                                         14,320,278                              14,090,656
Total liabilities                                     9,496,678                              10,224,688
Stockholders' equity                                  4,823,600                               3,865,968


                                  RISK FACTORS

In addition to the other information in this prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered by this prospectus.

If we continue to suffer losses we may not be able to continue in business.

         We have had losses from operations in recent fiscal periods. Losses were $5,445,383 in the fiscal year ended September 30, 1998 ("fiscal1998") and $1,735,483 in the fiscal year ended September 30, 1997 ("fiscal 1997"). We also lost $4,359,996 in the nine months ended June 30, 1999 and continue to have cash flow problems. This financial condition is partially the result of delays in getting contracts with new customers, low margins on a contract that represented a significant part of fiscal 1998's sales, and disappointing sales performance for the Cable and Moto-Sat divisions. We have issued debentures, preferred stock, and borrowed other funds to provide working capital to meet current obligations. However, we currently are having difficulty in generating enough cash to fund operations, and our opportunities to obtain more cash from capital markets may be diminishing. These factors, among others, led our auditors, Grant Thornton LLP, to state in their opinion on our financial statements for fiscal 1998 that there is substantial doubt about our ability to continue as a going concern. We may continue to experience losses and may not be able to generate revenues at levels sufficient to support profitable operations.

We must obtain additional funds in order to meet future operating costs, to replace our primary lender, and expand our business.

         We will need additional working capital to meet our future operating costs, to replace our primary lender, and to fund business expansion opportunities and acquisitions. The amount of additional working capital needed is greater than our existing cash balances and cash generated from operations. Our primary lender has requested that we find a new source of debt financing by December, 1999. However, additional financing may not be available on favorable terms, if at all. If we can not obtain additional working capital, we will not be able to fund ongoing operations, potential mergers, acquisitions or other growth opportunities.

Shares currently eligible for future sale could reduce the price of our common stock.

         The market price of our common stock could be reduced if substantial amounts of our common stock are sold in a short time. All of the 8,001,089 shares of common stock outstanding as of October 23, 1999 can be resold in the public market either currently or when this registration statement is made effective by the SEC. In addition, up to approximately 23,389,100 shares of common stock may be issued upon exercise or conversion of our preferred stock, warrants, and stock options. The conversion and sale of these shares of common stock may also depress the price of our common stock.

Additional financing, if available, may result in substantial dilution of the equity interests of existing stockholders and reduce the price of our common stock.

         For most of fiscal 1998 and 1999, we had to raise additional cash from the capital markets to support the negative cash flow from operations. This includes approximately $490,000 from the exercise of stock warrants, the private placement of debentures totaling $2.5 million, and the issuance of 2,800 shares of convertible preferred stock to various foreign investors. The conversion and sale of common stock from these warrants, debentures, and preferred stock dilutes the equity interests of existing stockholders and may tend to reduce the price of the common stock.

         In addition to the issuance of new debentures, preferred stock, and other convertible securities, the exercise price of our outstanding warrants can be reduced upon notice to the warrant holders. We have no current plans to reduce the exercise price of the warrants and holders of warrants should not anticipate such a reduction. If the exercise price is reduced, warrant holders may be able to purchase common stock for a price less than the then market value of the common stock which could result in a material dilution to the then current holders of common stock.

In addition to dilution to current stockholders, issuance of preferred stock could impede a takeover attempt.

         Our certificate of incorporation allows us to issue preferred stock with voting, liquidation and dividend rights senior to those of the common stock without the approval of our stockholders. The issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding stock and could also result in the dilution of the value of the then current stockholders' common stock. In February 1999, we issued 1,800 shares of Series A preferred stock and in April 1999 we issued 1,000 shares of Series B preferred stock.

Our sales could be reduced if our customers choose to manufacture internally or in East Asia.

         Our products are purchased by OEMs for a wide variety of computer, medical, telecommunications, and industrial control products. In addition to competition from companies similar to ours in the United States, we could lose sales if OEMs increase their own manufacture of circuit boards, or if manufacturing is moved to East Asian suppliers.

More than 50% of our recent sales have been to one customer and if we do not expand our customer base the loss of sales to that customer could significantly harm our business.

         Our sales have historically been concentrated with several large customers. Although we have tried to reduce our dependence on a few large customers, sales to only one customer accounted for approximately 59% of total sales for fiscal 1998 and approximately 43% of total sales for the nine months ended June 30, 1999. We have since entered into business relationships with additional customers. Our business could be harmed if we lost any major customer.

         Our sales to a particular customer can vary significantly depending on the life cycles of the customer's products. As a result of the rapid pace of technological development in the computer and related industries, products frequently have life cycles of less than a year. Demand for our products and services can diminish significantly as a customer's products reach the end of their useful sales lives or become so standardized as to be appropriate for high volume, low cost foreign production. We must expand our customer base to consistently have customers that have products at the beginning of their life cycles when demand for our production services is greatest. Therefore, our future prospects depend significantly on our ability to establish and maintain long-term customer relationships over the sales lives of multiple products and to add new customers in rapidly changing markets.


If we are unable to stay current with new technologies our business could be harmed by technological obsolescence.


         The industries that we serve are marked by rapid technological change. Technologies developed by others may render our customers' products noncompetitive or obsolete. We may not be able to adapt new technological developments quickly enough to remain competitive. The success of our customers' new product introductions depends on various factors, including proper new product selection, timely completion and introduction of new product designs, and the market acceptance. Some of our products also require compatibility with products manufactured by third-party vendors. We may not be able to maintain compatibility if vendors modify their products.


Because our products have limited proprietary protection other companies can imitate our products and harm our business by competing with us.

         In 1997 we acquired the PowerStream division, which included the rights to several patent applications. We have not yet determined if it would be economically worthwhile to pursue these patent applications. Our other divisions do not have any patented technology. We consider some aspects of our manufacturing processes as trade secrets and seek to protect this know-how with secrecy agreements. However, these agreements may not be enforceable in the event of a breach. Therefore, even if we are able to develop profitable new products, we may not be able to prevent competitors from copying these products. In addition, we have no registered trademarks, and our products typically do not refer to our company by name or mark. If we are unable to prevent competitors from copying our products, we will be subject to increased competition and our business may be harmed.

Many of our supplies come from foreign sources or only a few sources which increases the chances that our ability to get supplies could be limited and our business harmed.

         Some of our suppliers are located outside the United States. Political and economic conditions abroad may interfere with the purchase of materials from these foreign suppliers. Protectionist trade legislation in either the United States or foreign countries, such as a change in the current tariff structures, could also interfere with our ability to purchase materials from our foreign suppliers. We may be exposed to exchange rate fluctuations if foreign transactions are in currencies other than the U.S. dollar. To date we have not entered into non-U.S. dollar transactions and have not incurred any material exchange gains or losses. However, we may enter into these transactions in the future and fluctuations in the currency exchange rates could then cause us to experience unexpected financial losses.


         Some key component parts used in our products are available from only one or a limited number of suppliers, and we currently do not have long-term agreements with all suppliers of components. A reduction or interruption in supply from third-party contractors would reduce our production unless or until alternative sources are established. Other potential problems with suppliers include defective components, an increase in prices from suppliers, or our inability to obtain lower prices when our competitors reduce prices.


We have many strong competitors who have more resources than we do.


         Many of the markets for our products are highly competitive. We compete directly with numerous other contract manufacturers that, like us, obtain raw material from suppliers and in turn manufacture for customers. Generally, these other contract manufacturers and OEMs are substantially larger than us and have more resources than we do. As new products become standardized and are produced in large quantities, foreign producers in countries with lower labor costs than the United States compete with us for production of those products since they generally can offer lower prices than ours. We also compete with other companies to obtain supplies. A number of the companies from which we buy material maintain proprietary control of their newly designed products, which can make it difficult to replace them with other supplies.


If we can not recover increased prices of raw materials our business will be harmed.

         The raw materials that go into the components of the circuit boards we make are a significant component of our cost of sales. The prices of materials such as petroleum that are used to make plastics can vary substantially based upon many factors, including world economic and political conditions. Sometimes we can pass on these increases in raw material costs to our customers. However, we generally bid on projects in advance and may not be able to pass on all of the increased costs if raw material costs increase more than anticipated.


If we can not retain and hire qualified personnel our business will be harmed.

         In order to expand our business we depend upon the continued services of Stephen J. Fryer, our Chief Executive Officer; Mehrdad Mobesarri, President of the InCirT Division; and Daniele Reni, President of the PowerStream Division. We have employment agreements with Mr. Reni expiring in April 2000 and with Mr. Fryer expiring in October 2002. We have obtained $1,500,000 key person life insurance on Mr. Fryer and $500,000 on Mr. Reni. We will continue to depend on other members of our senior staff as well as on our ability to attract, retain, and motivate additional qualified personnel. The competition for experienced personnel is intense, and the loss of the services of one or more of our key employees could harm our business. We may not be able to retain our existing key employees or attract and retain any additional personnel we may require.

Our common stock and warrants have been delisted from Nasdaq and are now subject to the SEC's "penny stock" rules.

         As of March 30, 1999, our common stock and warrants were delisted from the Nasdaq National Market System because Nasdaq claimed that we did not have sufficient net tangible assets. The market value of our common stock and warrants has declined since the Nasdaq delisting and our stockholders may find it more difficult both to sell our securities and to obtain accurate quotations as to their market value.

         In addition, any broker engaging in a transaction in our securities are subject to compliance with "penny stock" rules. These rules require that the broker provide any customer with a risk disclosure document, disclosure of market quotations, disclosure of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market values of our securities held in the customer's accounts. The market quotation and compensation information must be provided before effecting the transaction and must be contained on the customer's confirmation. These requirements may make brokers less willing to engage in transactions in our securities. This may make it more difficult for our stockholders to sell their securities.


It is unlikely that we will pay dividends.


         We have never paid dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future. Any earnings that may be generated will be used to finance the growth of our business. In addition, our revolving credit facility prohibits the payment of cash dividends without the lender's consent.


The stock ownership of current directors gives them substantial influence over our company.


         As of October 23, 1999, the current directors own approximately 11.4% of the issued and outstanding shares of common stock (assuming no exercise of any outstanding options or warrants). Accordingly, the current directors may be able to substantially influence the election of our Board of Directors, to cause an increase in the authorized capital or the dissolution, merger, or sale of the assets of our company, and generally to control the affairs of our company.



                                 USE OF PROCEEDS


         We would receive approximately $1,793,000 from the sale of 1,847,453 shares of common stock included in this prospectus issuable upon exercise of the warrants and options after taking into account estimated offering expenses of approximately $75,000. We will receive no proceeds from the sale of securities by any selling stockholders. None or few of the warrants and options may be exercised and accordingly, we may receive no or only minimal proceeds from this offering. Any proceeds received from the exercise of the warrants and options would be added to working capital. We have no definite plans for the use of any proceeds from the exercise of the warrants and options nor have we made specific allocations as to the use of any such proceeds. The proceeds could be used for:

o current manufacturing, administrative, marketing or research and development expenses,

o         the acquisition of inventory or related businesses,
o         the repurchase of some of our outstanding securities, or

o         the repayment of debt.

Future events may make shifts in the allocation of funds amongst these categories necessary or desirable. These events may include changes in the economic climate and our planned business operations or the success or failure of our intended business activities Any shifts in the use of proceeds will be at the discretion of our Board of Directors. We have not assumed the receipt of any funds from the exercise of the warrants or options in our financial planning. Prior to expenditure, any net proceeds will be invested in short-term interest bearing securities or money market funds.

                                    DILUTION


         Our net tangible book value as of June 30, 1999 was approximately $2,811,035 or $0.35 per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of our tangible assets and dividing the remainder by the number of shares of our common stock outstanding. Purchasers of shares of common stock in this offering will realize immediate and substantial dilution in the net tangible book value of their shares. The following table, based upon our net tangible book value as of June 30, 1999, illustrates the dilution to purchasers of shares of our common stock in this offering assuming the receipt of $1,793,000 from the exercise of warrants and options, based on the closing bid price of $0.34 per share on October 15, 1999:

Assumed public offering price per share                                  $0.34
Net tangible book value per share at 6/30/99                    $0.35
Decrease per share attributable to this offering               (  .11)
                                                               -------
Pro forma net tangible book value per share
   after this offering                                                    0.24
                                                                         -----
Dilution per share to new investors                                      $0.10
                                                                         =====

         The table above does not include 12,261,700 shares of common stock issuable upon the exercise of currently outstanding stock options and warrants. If all of these stock options and warrants were exercised in addition to the stock issuable under this offering, dilution to purchasers of shares of our common stock in this offering would be:

Assumed public offering price per share                                   $0.34
Net tangible book value per share at 6/30/99                    $1.50
Decrease per share attributable to this offering               (  .48)
                                                               -------
Pro forma net tangible book value per share
   after this offering                                                     1.02
                                                                          -----
Dilution per share to new investors                                      $(0.68)
                                                                        =======

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 1999 and as adjusted to reflect the receipt of $1,793,000 upon exercise of warrants and options for which the underlying common stock is registered in this prospectus and the conversion and issuance of all of the warrants, options, and preferred stock for which the underlying common stock is registered in this prospectus.

                                                                       As of June 30, 1999

                                                              Actual                    As Adjusted


Long-term obligations,
including current maturities of 1,636,553                  $  1,933,233           $      1,933,233


Stockholders' equity (1)
  Preferred stock, $0.01 par value,
    authorized 5,000,000 shares, 2,800

    issued at June 30, 1999                                          28                         28
  Common stock,$0.01 par value,
     authorized 50,000,000 shares; issued
     and outstanding 7,976,089 shares at
     June 30, 1999 before the offering and 19,123,542
     shares after the offering                                   79,761                    191,235
  Additional paid-in capital                                 16,324,193                 18,005,719
  Accumulated deficit                                       (11,580,382)               (11,580,382)
                                                           ------------              -------------
Total stockholders' equity                                    4,823,600                  6,616,600
                                                           ------------              -------------
Total capitalization                                       $  6,756,833              $   8,549,833
                                                            ===========                 ==========



- ------------------------


(1) Does not include 12,261,700 shares of common stock issuable upon the exercise of stock options and warrants.

                           PRICE RANGE OF COMMON STOCK

         Our common stock and warrants have been traded on the OTC Bulletin Board since they were delisted from the National Association of Securities Dealers Automated Quotation system as of March 30, 1999. They are traded under the symbol "PENC" for the common stock and "PENCW" for the warrants. The common stock and warrants were first publicly traded on November 17, 1995. The following table sets forth the range of high and low bids for our common stock for the last two years.


                                              High              Low
Fiscal Year 1999 Quarter Ended

June 30, 1999                                  $1.19            $0.78
March 31, 1999                                  2.00           0.7188
December 31, 1998                               2.50           0.7656


Fiscal Year 1998 Quarter Ended
September 30, 1998                             $2.22            $0.81
June 30, 1998                                   3.09             1.88
March 31, 1998                                  3.19             2.50
December 31, 1997                               3.13             1.88

Fiscal Year 1997 Quarter Ended
September 30, 1997                             $2.50            $1.13
June 30, 1997                                   1.88             1.38
March 31, 1997                                  2.75             0.88
December 31, 1996                               3.38             1.94


         On October 23, 1999, the closing quotation for the common stock on the OTC Bulletin Board was $0.375 per share. As of October 23, 1999, there were 8,001,089 shares of common stock issued and outstanding, held by approximately 1,100 shareholders, including several holders who are nominees for an undetermined number of beneficial owners.


                                 DIVIDEND POLICY

         Pen has not paid any dividends with respect to its common stock and does not anticipate paying any dividends in the near future. Pen's credit facility with its bank prohibits the payment of dividends without the consent of the bank.


                             SELECTED FINANCIAL DATA

         The following selected financial information concerning Pen has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with the financial statements and the notes thereto. See "Financial Statements." The selected financial data should be read in conjunction with and is qualified in its entirety by, Pen's financial statements, related notes and other financial information included elsewhere in this prospectus.



Statement of Operations Data:


                                                Fiscal Year Ended September 30,               Nine Months Ended June 30,
                                                       1998                1997                   1999              1998
Net sales                                      $ 17,091,432        $ 18,238,460            $12,684,442       $12,113,556
Cost of sales                                    15,892,456          17,493,122             11,221,572         9,431,973
Gross profit                                      1,198,976             745,338              1,462,870         2,681,583
Operating expenses
   Sales and marketing                              565,185             807,207                159,413           261,476
   Research and development                         550,843             260,554                303,651           243,044
   General and administrative                     2,357,875           1,925,710              2,543,826         1,475,420
   Depreciation and amortization                    675,753             454,886                303,159           364,225
Total operating expenses                          4,736,421           3,659,583              3,310,049         2,344,165
Operating income (loss)                         (3,537,445)         (2,914,245)            (1,847,179)           337,418
Interest expense                                  1,100,717             612,143              (482,722)         (703,613)
Gain (Loss) on sale of division                           0             611,912              (948,312)                 0
Loss on impairment of stock                               0                   0              (724,959)                 0
Other income (expense), net                        (39,361)              69,393            (  356,824)           118,655
Loss before income taxes                        (4,677,523)         (2,845,083)            (4,359,996)         (247,540)
Provision (benefit) for income
taxes                                               767,860         (1,109,600)                      0        ( 21,562 )
Net Loss                                       $(5,445,383)        $(1,735,483)           $(4,359,996)        $(225,978)
                                                 =========          ===========            ===========         =========
Loss per common share  -  basic                $     (1.24)        $     (0.54)           $     (0.78)        $   (0.05)
                                        -      $     (1.24)        $     (0.54)           $     (0.78)        $   (0.05)

diluted
Weighted-average common

shares outstanding - basic                        4,397,490           3,213,089              6,538,820         4,452,312
                              - diluted           4,397,490           3,213,089              6,538,820         4,452,312

Balance Sheet Data


                                                         June 30, 1999                  September 30, 1998
                                                         -------------                  ------------------


CURRENT ASSETS

    Cash and cash equivalents                          $       26,478                   $   657,777

    Receivables
       Trade  accounts,  less  allowance  for
        doubtful accounts of $67,434 and $108,575 at June 30, 1999 and September 30, 1998,

         respectively                                       3,831,713                     3,350,970
       Current maturities of notes receivable                 765,390                        35,675
    Investments in common stock                                    --                       242,739
    Inventories                                             4,583,076                     3,680,169
    Prepaid expenses and other current assets                 345,804                       261,375
    Deferred tax asset                                         41,324                        41,324
                                                        -------------                   -----------

           Total current assets                             9,593,785                     8,270,029
                                                        -------------                   -----------


PROPERTY AND EQUIPMENT, AT COST

    Production equipment                                    1,288,624                     2,624,513
    Furniture and fixtures                                    165,596                       837,594
    Transportation equipment                                   22,149                        83,522
    Leasehold improvements                                    260,074                       613,248
                                                        -------------                   -----------
                                                            1,736,443                     4,158,877
    Less accumulated depreciation                             219,854                     1,680,266
                                                        -------------                   -----------
                                                            1,516,589                     2,478,611

 OTHER ASSETS

    Notes receivable, less current maturities                   2,066                         3,989
    Investments in common stock                                    --                       482,220
    Deferred income taxes                                     725,667                       725,667
    Goodwill and other intangibles (net)                    2,012,565                     2,031,685
    Assets transferred under contractual arrangement          454,742                             0
    Other                                                      14,864                        98,455
                                                        -------------                   -----------
                                                            3,209,904                     3,342,016
                                                        -------------                   -----------
                                                        $  14,320,278                  $ 14,090,656

                                                        =============                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY


                                                         June 30, 1999                  September 30, 1998
                                                         -------------                  ------------------


CURRENT LIABILITIES

    Subordinated debentures                                   $          --              $  1,401,429
    Line of credit                                                3,531,814                 4,064,361
    Current maturities of long-term obligations                   1,527,499                 1,132,538
    Current maturities of capital leases                            109,054                    69,621
    Dividend payable                                                146,148                         0
    Accounts payable                                              3,029,974                 2,926,797
    Accrued liabilities                                             174,941                   389,889
                                                               ------------              ------------

           Total current liabilities                              8,519,430                 9,984,635


LONG-TERM OBLIGATIONS, less

   current maturities                                                10,086                    51,965


CAPITAL LEASE OBLIGATIONS,

   less current maturities                                          286,594                    22,333


LIABILITIES TRANSFERRED UNDER

   CONTRACTUAL ARRANGEMENTS                                         514,813                         0


DEFERRED INCOME TAXES                                               165,755                   165,755
                                                               ------------              ------------


           Total liabilities                                      9,496,678                10,224,688


STOCKHOLDERS' EQUITY
    Preferred stock, $0.01 par value,
      authorized 5,000,000 shares, none issued at September

      30, 1998 and 2,800 issued at June 30, 1999                         28                       --
    Common stock,$0.01 par value,
      authorized 50,000,000 shares; issued
      and outstanding 7,976,089 shares at
      June 30, 1999 and 5,018,437 shares
      at September 30, 1998                                          79,761                    50,184
    Additional paid-in capital                                   16,324,193                10,890,022
    Accumulated deficit                                        ( 11,580,382)               (7,074,238)
                                                               -------------               -----------

           Total stockholders' equity                             4,823,600                 3,865,968

                                                              ============                 ==========

                                                           $    14,320,278               $ 14,090,656

                                                              ============              ============

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-looking Statements


         This report contains forward-looking statements intended to come within the meaning of section 27A of the Securities Act of 1933, and section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties. In addition, Pen may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by the following factors. In particular, some risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without limitation, cycles of customer orders, general economic and competitive conditions and changing consumer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and the timing of operating and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements. Because of these and other factors that may affect Pen's operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

         The following discussion and analysis provides information which Pen's management believes is relevant to an assessment and understanding of Pen's results of operations and financial condition for the three and nine months ended June 30, 1999 and 1998 and the fiscal years ended September 30, 1998 and 1997. This discussion should be read in conjunction with the financial statements and notes of Pen included in this prospectus.


Results of Operations - Three and Nine Months Ended June 30, 1999 and 1998

         Net sales. Net sales increased $588,413 or approximately 13% for the three month period ended June 30, 1999 as compared to the same period in the prior year. This increase resulted primarily from sales related to two new contracts acquired by the InCirt division during the third quarter of fiscal 1999 which resulted in approximately $1,851,000 in revenues. These sales more than offset the decline in sales of $1,174,411 due to the sale of the Cable and MotoSat divisions during the third quarter of fiscal 1998. Sales for the nine months ended June 30, 1999 increased $570,886, a 5% increase over the same period in fiscal 1998. This increase was due to sales related to the acquisition of two new contracts by the InCirt division during the third quarter of fiscal 1999 of $1,851,000 and increases in sales on existing contracts of approximately $800,000. These increases exceeded the decline in sales of $2,041,630 due to the sale of the Cable and MotoSat divisions.

         Cost of sales. Cost of sales as a percentage of net sales have increased to approximately 82% for the three months ended June 30, 1999 as compared to 78% for the same period in the prior fiscal year. This increase is due primarily to an increase in fixed manufacturing costs in support of the new contracts acquired by the InCirt division. As sales for these contracts reach their projected levels in the fourth quarter of fiscal 1999, Pen expects to see a drop in the percent of cost of sales to sales ratio inasmuch as these new contracts have more favorable margins than the existing customer base. The increase is also attributable to a decline in margins on an existing contract at the InCirt division which were necessary in order to remain competitive and retain the contract. Cost of sales as a percentage of sales was 88% for the nine months ended June 30, 1999 compared to 78% for the same period from the prior fiscal year. This increase is also attributable to the increase in fixed manufacturing costs associated with the new contracts acquired by the InCirt division and the decrease in margins on existing contracts.

         Operating expenses. Operating expenses decreased $179,207 or 21% for the three months ended June 30, 1999 compared to the same period in the prior fiscal year. For the nine months ended June 30, 1999, operating expenses increased $965,884 or 41% compared to the same period in fiscal 1998. This increase was mostly due to an increase in general and administrative expenses of $1,068,406. The increases in general and administrative expenses occurred principally during the second quarter of fiscal 1998 and include:

o $208,599 in professional fees associated with the issuance of the Series A and B preferred stock, the negotiation of proposed merger agreements and agreements for the sale of the Cable and Motosat divisions, and Nasdaq compliance hearings,

o         $567,365 for financial representation services, and

o        $97,000  in   supplemental   payroll   expenses   associated  with  the
         termination of employees with the sale of the Cable division.

         Research and development costs at the PowerStream division were $8,527 lower during the three months ended June 30, 1999 as compared to the same period in 1998 but were $60,607 higher for the nine months ended June 30, 1999 as compared to the same period in fiscal 1998. These costs are due to ongoing new product development at the PowerStream division.

         Other income and expenses. Other expenses increased $812,993 or 610% for the three months ended June 30, 1999 compared to the same three-month period for fiscal 1998. This increase is mostly due to a write off of Pen's investment in the stock of TMCI of $724,959. Other expenses also increased due to the decline in interest income in fiscal 1999 compared to fiscal 1998 and $124,325 in expenses associated with the issuance of the Series B preferred stock in 1999. These increased expenses were partially offset by the elimination in fiscal 1999 of interest expense recorded due to a favorable conversion feature of subordinated debentures which were retired in fiscal 1999. Other expenses increased $1,927,859 or 330% for the nine months ended June 30, 1999 compared to the same period for the prior fiscal year. In addition to the items discussed above relating to the third quarter, Pen also recorded a loss on the impairment of assets pertaining to the sale of the Cable division of $1,144,940 and incurred expenses in connection with the issuance of the Series A preferred stock totaling $150,000 in the second quarter of fiscal 1999.

         Net earnings and loss and earnings and loss per share. The net loss for the three months quarter ended June 30, 1999 totaled $716,235 or $0.09 per basic share before accrued dividends on preferred stock, compared with a gain of $358 or $0.00 per basic share for the same period in fiscal 1998. Included in the loss per share for the third quarter of fiscal 1999 is a loss per share of $0.09 for the write off of the investment in TMCI stock. For the nine months ended June 30, 1999 the net loss of $4,359,996 resulted in a loss per share of $0.67 before the accrual for dividends on preferred stock compared to a loss per share of $0.05 on a loss of $225,978 for the same period in the prior fiscal year. The increase in the loss per share of $0.62 includes:

o        $0.18 from the write down of impaired assets,

o        $0.16 from the increase in general and administrative expenses,

o        $0.19 from the decline in margins on sales, and

o        $0.15 related to the loss on the disposal of the Cable division.

Fiscal Years Ended September 30, 1998 and 1997


         The acquisition of the net assets of PowerStream Technology, Inc. ("PowerStream"), which was effective as of April 1, 1997 has been accounted for as a purchase. The statement of operations data for the fiscal year ended September 30, 1997 includes the results of operations of PowerStream since April 1, 1997.

         The San Jose Division was acquired on March 24, 1995 and was accounted for as a purchase. The division was subsequently sold effective November 1, 1996. The statement of operations data for the fiscal year ended September 30, 1997 includes the results of operations of the San Jose Division for one month.


         Net sales. Net sales decreased 6.3% by $1,147,028 from $18,238,460 for fiscal 1997 to $17,091,432 for fiscal 1998. The decrease is primarily the result of continual declines in sales of the Cable division. Sales in fiscal 1998 for the Cable division were $3.8 million compared to $6.9 million in fiscal 1997. This decline was offset by an increase in sales for the InCirT division of $2.7 million for the same period. The decline in sales for the Cable division has been a result of delays in expected contracts for new orders. The decline in sales at the Cable division was offset by an increase in sales at InCirT as a result of a contract expansion with Alaris Medical Systems. Monthly sales averaging approximately $700,000 in the third quarter increased to an average of approximately $1.5 million by the end of fiscal 1998. The increased volume at InCirT from Alaris has declined in fiscal 1999.


         Cost of sales. Cost of sales as a percentage of net sales decreased from approximately 96% in fiscal 1997 to 93% in fiscal 1998. This decrease in costs was primarily attributable to the Cable division as a result of significant reserves for inventory obsolescence booked in fiscal 1997 and the loss of production contracts which had very low margins due to competitive pricing.

         Operating expenses. Operating expenses increased from $3,659,583 in 1997 to $4,736,421 in 1998 for a total increase of $1,076,838. This increase resulted from the following areas:

o An increase of $290,089 in research and development costs based on an entire year's operations for the PowerStream division in fiscal 1998 compared to only six months in fiscal 1997.

o An increase in general and administrative expenses totaling $432,165 resulting from an increase in legal and accounting fees associated with potential merger and acquisition negotiations as well as the issuance of debentures. General and administrative expenses also increased due to clerical staff increases at the InCirT division as a result of the higher sales volume associated with the expanded Alaris contract and a reclassifying of $100,000 in salaries and benefits from marketing expense in fiscal 1997 to general and administrative expense in fiscal 1998.

o A decline in sales and marketing expenses of $242,022 as a result of cash flow restrictions and reclassifying $100,000 of salaries and benefits from marketing expense in fiscal 1997 to general and administrative in fiscal 1998 due to a change in assignment.

o A decrease in abandoned lease fees of $195,226 which represents a payment made on the sale of the San Jose division in fiscal 1997.

o An increase in depreciation and amortization expense of $220,867 resulting from normal acquisitions of fixed assets during the year and a full year's amortization of research and development at PowerStream compared to a partial year for fiscal 1997 when much of the research and development costs were being incurred.

o An adjustment for impairment of investment assets totaling $303,351 and intangible assets totaling $267,414.


         Other income and expenses. Pen's other income and expenses changed from a gain of $69,162 in fiscal1997 to a loss of $1,140,078 in fiscal 1998, a change totaling $1,209,240. This change stems from two primary sources:


o The fiscal 1997 statements included a gain on the sale of the San Jose division totaling $611,912 which is not included in fiscal 1998.

o Interest expense totaling $541,052 resulting from the issuance of debentures. The difference between the market price of the stock and the most favorable conversion price stated in the debenture at the time the debentures are issued is considered as additional interest expense and must be recognized over the period until the debentures are convertible into shares of common stock.


         Net loss and loss per share. Net losses increased to $5,445,383, or $1.24 per share, in fiscal 1998 from $1,735,483, or $0.54 per share, in fiscal 1997, representing an increase of $3,709,900, or $0.70 per share. This increased loss resulted from the following:


o the gain on the sale of the San Jose division which was recorded in fiscal 1997 for $611,912 with no corresponding entry in fiscal 1998,

o the increased interest expense of $541,052 associated with the debentures recorded in fiscal1998,

o the negative adjustment of $1,071,211 to tax and investment assets due to impaired value,

o    the increase in operating expenses of $1,076,838 and

o a tax benefit of $1,109,600 recorded in fiscal 1997 which was not repeated in fiscal 1998.

Inflation and Seasonality

         Pen does not believe that it is significantly impacted by inflation. Historically, the computer industry sales tend to decline in December, January, July and August when activity in the personal computer industry as a whole is reduced. However, Pen has recently diversified into the medical and telecommunications products in an effort to offset the seasonality in the computer industry.


Year 2000 Readiness

         In general, the Year 2000 issue relates to computers and other systems being unable to distinguish between the years 1900 and 2000 because they use two digits, rather than four, to define the applicable year. Systems that fail to properly recognize this information will likely generate erroneous data or cause a system to fail possibly resulting in a disruption of operations. Pen's products do not incorporate such date coding so Pen's efforts to address the Year 2000 issue fall in the following three areas:


o         Pen's information technology, or IT, systems;


o         Pen's non-IT  systems  (i.e.,  machinery,  equipment and devices which
          utilize    technology   which   is   "built-in"   such   as   embedded
          mirocontrollers); and

o         third-party suppliers.


         Pen's management has initiated a program to prepare for compliance in these three areas and expects Pen programs to be implemented and completed by December 1999. Costs will be expensed as incurred and currently are not expected to be material.

         Pen believes its current IT systems, with a few exceptions which are being addressed, are year 2000 compliant. Pen is currently conducting an inventory of non IT systems which may have inadequate date coding and has commenced efforts to remedy any non-compliant systems.



         Third party suppliers and customers present a different problem in that Pen cannot control the efforts of these third parties. Pen has requested confirmations from third party suppliers that they are year 2000 compliant to avoid disruptions of services and supplies. To date Pen has received responses from approximately 40% of its critical vendors and is continuing to solicit responses from the rest. However, any failure on the part of companies with whom Pen transacts business to be year 2000 compliant on a timely basis may harm Pen's operations.



Liquidity and Capital Resources

         Pen had positive working capital of $1,074,355 at June 30, 1999 compared to a working capital deficit of $1,714,606 at September 30, 1998. The increase in working capital resulted from increased sales and inventory related to two new contracts and issuance of the Series B preferred stock during the third quarter of fiscal 1999.

         During the third quarter of fiscal 1999, Pen had earnings from operations of $229,996. These earnings were offset by a write off of an investment in the stock of TMCI of $724,959. During the first quarter of fiscal 1999 TMCI was forced into receivership by its lender for noncompliance with loan covenants. Pen made an unsuccessful attempt to use its shares as a means of acquiring all or part of the business of TMCI. After this unsuccessful bid, management determined that the investment in TMCI stock was of no value and was therefore written off.

         In conjunction with Pen's agreement to merge with TCC, Pen advanced approximately $516,000. The agreement to merge has now been terminated. TCC signed a promissory note to Pen to repay all funds advanced with interest at 8% per annum. The note is be repaid from future funding sources acquired by TCC.

The Company issued it's A series and B series of Preferred Stock in February and April 1999 respectively. The issuance of the Series A Preferred Stock was for $1,800,000 and consisted of 1,800 shares at $1,000 per share. The Series B Preferred Stock was for $1,000,000 and consisted of 1,000 shares also at $1,000 per share. Both issuances raised, net of expenses associated with the issuance and repayment of bridge loans, $1,665,500 to the Company which was used to fund ongoing operations.

Management believes that the new contracts secured at the InCirt division along with new contracts expected in the near future should result in continued profitable operations; however, there can be no assurance that additional contracts can be secured or that the new contracts which have been secured will continue to perform as anticipated.

Although the improvement in earnings from operations for the current fiscal year is good news the Company still faces tight cash constraints with its growth due to vendors' requiring advanced payments or low credit limits. The Company is looking to raise additional funds in the capital markets to assist with the working capital requirements to fund this growth. Pen's management estimates that approximately $1 million may have to be raised to sustain the growth in operations. With the raising of this additional capital, management believes that the cash supplied from operations in the future will be sufficient to sustain operations and reduce the dependency the Company has had on raising cash in the capital markets to sustain operations.

                                    BUSINESS

General

         We develop and produce on a turnkey basis, contract manufacturing solutions for OEMs in the computer, telecommunications, electronic instrument, medical and testing equipment industries. We currently operate two divisions: 1) the InCirT division, located in Irvine, California, provides assembly and testing services for electronic circuit boards; and 2) the PowerStream division, located in Orem, Utah, designs and manufactures custom power supplies, battery chargers and UPS systems. In September 1999, we closed the sale of our MotoSat division, located in Salt Lake City, Utah, to a company controlled by our former Chairman. On February 5, 1999, we closed the sale of our Pen Cable division, located in Salt Lake City, Utah, to a subsidiary of CTG, Inc. During fiscal 1996 and a portion of fiscal 1997 we operated a division located in San Jose, California which was sold on November 12, 1996. (See Note C of Notes to Financial Statements for September 30, 1998 and 1997).


Summary of Current Year Events and Subsequent Events

         Since the end of fiscal 1998, Pen has entered into several agreements which have had, or will have, a material impact on Pen. Over the course of fiscal 1998, Pen experienced a lower level of profitability than was anticipated at the beginning of the year and Pen has consequently experienced continued cash flow problems. The lower than expected level of profitability has been the result of several delays in expected contracts with new customers and lower margins realized on a new contract that yielded significantly higher sales. For most of fiscal 1998, the market price of Pen's stock was sufficient to raise additional cash to support the negative cash flow from operations. Pen's stock price has since declined and Pen's securities have been delisted from the Nasdaq National Market.

         Pen signed a Letter of Intent in June 1998 to enter into merger discussions with Touche Electronics, Inc. (Touche), a subsidiary of TMCI Electronics Inc. (TMCI). The intent to merge with Touche was seen by the Board of Directors of Pen as a means to take advantage of synergies resulting from the strategic mix of the two companies' products and vertical integration which would result from the merger. The merger would also supply needed working capital to help fund the operations of Pen's divisions. As due diligence was conducted by each company, the ratio of stock conversion became less attractive to Pen and the merger discussions were terminated.


         In September 1998 Pen entered into discussions with a prospective buyer for the MotoSat and the Pen Technology Cable divisions because of continued losses generated by these divisions and the lack of capital to adequately fund and grow the business of these two divisions. Moreover, new management determined that the MotoSat business and products did not strategically fit the goals and directions established by Pen. In September 1999, Pen completed the sale of the MotoSat division to a company controlled by James Pendleton, Pen's former CEO. The sale did not generate cash proceeds but eliminates monthly operating losses associated with MotoSat.

         In February 1999, Pen closed an Asset Purchase Agreement with Pen Cabling Technologies, LLC, a wholly-owned subsidiary of CTG, Inc. ("CTG"), whereby CTG acquired substantially all of the assets relating to the Cable division. The purchase price was $1,075,000 and the assumption by CTG of lease obligations of the Cable division. The purchase price was based upon the approximate book value of the assets and liabilities divested. Pen, CTG, and its subsidiary also entered into a Consulting Agreement whereby Pen will receive royalties on future sales of the Cable division business and products. Of the purchase price, $847,823 was paid to Pen's principal lender, FINOVA, and $227,177 was paid to satisfy many outstanding liabilities relating to the Cable division which were not assumed by CTG. The transaction resulted in a loss for financial reporting purposes of approximately $1 million.


         In December 1998, Pen entered into an agreement with Laminating Technologies, Inc. ("LTI"), whereby a newly formed subsidiary of Pen would merge into LTI and LTI would become a wholly-owned subsidiary of Pen. This agreement was terminated by mutual agreement of the parties in April 1999.


         In June 1999, Pen entered into an agreement to merge with Transdigital Communications Corporation. TCC is a privately held developer of entertainment and database systems for the transportation markets which includes narrow bodied commercial aircraft and cruise ships. This agreement was terminated by mutual agreement of Pen and TCC on September 1, 1999.


Principal Products and Services

         Pen focuses on providing services to OEMs interested in utilizing contract manufacturing for some or all components incorporated in OEM products. OEMs have been increasing their use of contract manufacturers to provide components and expertise in order to reduce the capital investment necessary to manufacture subassemblies thereby enabling the OEMs to focus their resources on their end products.

         Advances in technology of electronic products and increased unit volume would require OEMs to invest more heavily in internal manufacturing through increased working capital, capital equipment, labor, systems and infrastructure. Use of contract manufacturers such as Pen allow OEMs to maintain advanced manufacturing capabilities while minimizing overall resource requirements. Contract manufacturers also allow OEMs to focus more sharply on their own core competencies where they add the greatest value such as product development and marketing.

         Pen markets its products and services to its customers through in-house salesmen and independent sales representatives. Pen's OEM customers are located throughout the continental U.S. and Canada and some foreign countries.


         The following is a summary of the products and markets of Pen's divisions.

         InCirT Division


         Pen's InCirT division is engaged in the electronic manufacturing services industry and provides certified assembly and testing services for electronic circuit boards. Pen can assemble circuit boards using both commonly accepted methods. These are surface mount, where the parts are assembled on the surface of the circuit board, and through-hole, where the parts are assembled through holes in the circuit board.. These products are used primarily in computer, testing, and medical equipment. Pen's services are certified by the International Standards Organization, or ISO.


         The InCirT division has experienced a significant increase in sales as a result of a contract with Alaris Medical Systems (See "Dependence on Major Customers"). The Alaris contract, while providing a significant increase in revenue for the InCirT division, provides for lower margins than most contracts secured by the InCirT division. (See "Management's Discussion and Analysis or Plan of Operation"). In March and April 1999, Pen began to secure business with new customers for the InCirT division, including ongoing contracts with Imaging Technologies Corporation, TCC, and Xtend Micro Products.

         PowerStream Division

         The PowerStream division designs custom power supplies, battery chargers and UPS systems for OEMs and has been able to produce several of those designs for sale to other companies. It is expected that a major share of Pen's future business will come from this division and market. Since Pen acquired the PowerStream division, sales of PowerStream products grew from an average monthly amount of $42,935 for fiscal 1998 to $270,000 for the month of December1998. The division has a major contract with L3 Communications which is expected to yield significant sales in the next fiscal year. (See "Dependence on Major Customers"). The power supply units being supplied to L3 are being manufactured in China. Contracts with other customers are manufactured by domestic contract manufacturers.

         PowerStream has no material backlog of orders but suffers instead from delays by their customers in the projected shipping dates for orders placed. These delays have resulted from product modifications, testing by the customers of the products they are purchasing and securing quality approvals from various customer and independent agencies. Most delays have been remedied and greater sales are now beginning to materialize.

Distribution Methods

         Pen receives orders directly from OEM's and ships the product directly to them. No other distribution method is employed.

Competition

         Pen's primary products and services are sold to OEM's in high technology industries. The computer industry in particular has been under intense pressure to provide faster and more powerful products at a lower cost. Consequently, many contracts calling for large production runs are now being processed in the Pacific Rim countries due to favorable labor rates. As a result of this sales declined 44% in the Cable division in the last year.

         The InCirT division provides services producing products for which the OEMs do not require large enough quantities to make production in Asia economical. The InCirT division competes on the basis of price, quality, and speed of production and delivery. Its principal competitors include Superior Manufacturing, Comtel, and Qtron, among others.

         PowerStream has only a small number of competitors. Furthermore, Pen has a policy of flexibility in working with customers on product modifications and the PowerStream products are competitively priced. As a result, PowerStream has been successful in securing contracts for its products.

Sources and Availability of Raw Material

         There are a large number of vendors for many of the raw materials used by all of Pen's divisions. Pen's principal suppliers are Arrow Electronics, Praegitzer Industries, Future Electronics, and Winonics.

         Some key component parts used in Pen's products are available from only one or a limited number of suppliers, and Pen currently does not have long-term agreements with all suppliers of components. A reduction or interuption in supply from third-party contractors would reduce Pen's production unless or until alternative sources are established.

         The availability of raw materials has been hampered by the lack of cash flow and the corresponding inability to pay vendors in a timely manner. As a result of slow or untimely payments to vendors, some vendors have withheld necessary raw materials until payments have been brought current. The impact of this is potential delays in meeting customer shipping deadlines, incurring overtime expenses to comply with customer shipping schedules and more expensive freight costs to have materials arrive in a timely manner, all of which negatively impact profitability. Through the divestiture of the Cable and MotoSat divisions and securing new sales orders through an expanded sales staff, Pen expects to create a positive cash flow which will allow for timely payment for the raw materials.

Dependence on Major Customers

         Pen sells its products and services principally to OEMs. Because the products are not sold at retail to the public, Pen is always dependent on having supply contracts with OEMs. Consequently, at any given time Pen can be dependent on one or a few major customers until new contracts can be secured.

         Sales of the InCirT division's medical instrument business grew substantially with the short-term expansion of a contract with Alaris Medical Systems. The increase in sales to Alaris have decreased to levels existing before the contract expansion since its expiration at the end of 1998. Total sales to Alaris Medical Systems comprised approximately 59% of Pen's sales in fiscal 1998 and sales to Alaris would comprise approximately 47% of Pen's sales in fiscal 1999 based on the existing customer base. The loss of this customer would impair Pen's ability to continue operating. As the contract expansion winds down, it is critical that InCirT replace the Alaris contract expansion with other contracts that have higher margins. Pen is currently investing in efforts to build its marketing and sales force to assist in this effort. In March and April 1999, Pen began to secure business with new customers for the InCirT division, including ongoing contracts with Imaging Technologies Corporation, TCC, and Xtend Micro Products.


         Pen's PowerStream division also has significantly increased its sales as a result of a contract with L3 Communications. Fiscal 1999 projections for L3 comprise 35% of the total projected revenues for PowerStream.

Intellectual Property

         Pen, through its PowerStream division, has submitted applications for patents on various technologies developed by PowerStream. These applications are pending and are in various stages of evaluation. Pen does not have any other intellectual property.

Effect of Governmental Regulation on Business

         Pen is not aware of any existing governmental regulation and does not anticipate any governmental regulation which materially affects its ability to conduct its business operations.

Research and Development

         Pen had an increase in research and development costs in fiscal 1998 which is related to an entire year of operations for the PowerStream division in fiscal 1998 as opposed to six months of operations in fiscal 1997.

Compliance with Environmental Laws

         Pen has not incurred, and does not presently anticipate incurring, any material costs in complying with all federal and state environmental laws.

Employees

         As of September 30, 1999, Pen employed approximately 212 full and part-time employees. Five employees were executive personnel, nine were technical and engineering personnel, 11 were in marketing, sales, administrative, accounting, information systems, and clerical, and 187 were manufacturing personnel.

Properties

         In July 1998, the InCirT division moved into a new manufacturing and office facility in Irvine, California. This new facility consists of 51,400 square feet of which 46,400 is currently being used; 35,000 square feet of manufacturing space and 16,400 of office space. The expansion capacity can be converted into both office and manufacturing space as the need arises. The lease on the property runs until July of 2005.

         The PowerStream division's sales and engineering facilities are located in Orem, Utah. The premises contain approximately 5,200 square feet of space, all of which is utilized for sales, research, development, prototype production and administration. The space is currently rented monthly for $2,450 per month.

         Management believes that the above properties and their contents are adequately covered by insurance and that the square footage is sufficient to meet Pen's needs.


                                LEGAL PROCEEDINGS

         Currently, there are no legal proceedings against Pen of a material nature.


                                   MANAGEMENT

         Directors and Executive Officers.

         Pen's directors and executive  officers,  and their respective ages and positions with Pen, are set forth below in tabular form. Biographical information on each person is set forth following the tabular information. There are no family relationships between any of Pen's directors or executive officers. Pen's board of directors is currently comprised of six members, each of whom is elected for a term of one year. Executive officers are chosen by and serve at the discretion of the Board of Directors.

Name and Age                                          Position

James S. Pendleton, 61                      Chairman of Board of Directors

Stephen J. Fryer, 61                        President, Chief Executive Officer and Director




Robert Albrecht, 45                         Vice President and Controller


Mehrdad Mobasserri, 47                      President, InCirT Division

Daniele Reni, 47                            Vice President of Engineering; President, PowerStream
                                            Division

Wayne R. Wright, 60                         Director; Vice Chairman of the Board of Directors

C. Reed Brown, 52                           Director

James E. Harward, 46                        Director

Milton Haber, 75                            Director

         James S. Pendleton was Chairman of the Board of Directors and Chief Executive Officer of Pen from 1985 through 1998 and is currently President of Mobile Technology, Inc. Mr. Pendleton attended Foothill College of Business Administration.

         Stephen J. Fryer has served as President and Chief Operating Officer of Pen since 1998, as a director of Pen since 1995, and as Senior Vice President of Sales and Marketing from October 1996 to October 1997. He has also been Chief Executive Officer since February 1999. From 1989 to 1996, Mr. Fryer was a principal in Ventana International, Ltd., an Irvine, California based venture capital and private investment banking firm. Mr. Fryer graduated from the University of Southern California in 1960 with a Bachelors Degree in Mechanical Engineering and has spent over 28 years in the computer business in the United States, Asia and Europe.


         Robert Albrecht has served as the Vice-President and Contoller of Pen since 1998. He was most recently Controller for Star Buffet, Inc./Summit Family Restaurants from 1997 to 1998, and also was the Controller for Laidlaw Waste Industry Company, in charge of internal audits and analysis of business acquisitions, from 1995 to 1997. Mr. Albrecht has a Masters Degree from Brigham Young University and is a Certified Public Accountant.


         Daniele Reni joined Pen in April of 1997 as President of the PowerStream Technology Division and was appointed the Vice President of Engineering in 1998. From 1978 to 1980 he was self-employed as an electronic engineer consultant. From 1980 to 1981, he was a Design Engineer for General Dynamics and from 1981 to 1984, he was Design Engineer for Teledyne Systems. He was Project Engineer from 1984 to 1987 in the R&D Department at Quoltron Systems and from 1987 to 1991, he was the Project Engineer for Power Products for Apple Computer. He became President and owner of PowerStream Technology, Inc. in 1991 and operated that company until his employment with Pen in 1997.

         Mehrdad Mobasserri has been President of InCirT Technology since October 1998. Prior to that he was the Vice President/General Manager for eight years while InCirT Technology was owned by The Cerplex Group, Inc. Before joining InCirT Technology, Mr. Mobasseri served in other management positions in the high technology market place, with responsibility for production, engineering and sales of contract manufacturing services. He holds a BSME from the State University of New York.


         Wayne R. Wright has served as Vice Chairman of the Board of Directors since 1985. From 1985 to 1998, he was Chief Financial Officer of Pen. From 1984 to 1985, he was Vice President and Chief Financial Officer of PenTec Enterprises. From 1968 to 1984, he was Controller, Vice President of Operations and Division General Manager for Beehive International, a computer products company. Mr. Wright received his Bachelor of Science Degree in Accounting and Finance from the University of Utah.


         C. Reed Brown has served as a director of Pen since 1989. Since 1973, he has been a practicing attorney. From 1992 to 1996 he served as Vice President and General Counsel of Exerhealth, Inc.

         James E. Harward received his B.A. from Brigham Young University and his J.D. from the University of California, Hastings School of Law. He was in private practice for the following six years. For five years he was an Administrative Law Judge for the Utah State Tax Commission after which he became Director of Legal Affairs for the Utah State Industrial Commission. For the two years following that, he was corporate attorney for Sinclair Oil, and from 1997 to 1998 he was President of ELM Management and Leasing. He has been a director of Pen since February 1997.

         Milton Haber has been the CFO of Airline Management Corporation since 1996 and is a private investor. From 1949 through 1983 Mr. Haber was a business consultant, small business owner and a private investor. He attended Brooklyn College from 1946 through 1948 after serving in the United States Air Force during World War II.


                             EXECUTIVE COMPENSATION

         The following table shows the compensation paid by Pen to its Chairman and Chief Executive Officer during fiscal 1998, and Pen's other most highly paid executive officer in fiscal 1998. None of the other executive officer's total annual salary and bonus exceeded $100,000 for the years presented.

                                            Summary Compensation Table
                                                              Annual Compensation
Name and                                      Fiscal
Principal Position                                Year                 Salary                  Bonus

James S. Pendleton                             1998                  $139,000                    0
Chairman                                       1997                  $144,236               $6,000
                                               1996                  $133,500              $45,000

Stephen J. Fryer                               1998                  $108,000                    0
President                                      1997                   $67,053              $45,000

         Mr Fryer was not an officer of Pen in fiscal 1996. Mr. Fryer replaced Mr. Pendleton as CEO in February 1999. The table above does not include insurance, the use of a car, and other personal benefits, the total value of which does not exceed $50,000 or 10% of each person's salary and bonus. Neither Mr. Pendleton nor Mr. Fryer were granted any stock options in fiscal 1998. The following table gives information regarding stock options held by Messrs. Pendleton and Fryer as of September 30, 1998.

                    Aggregated Option/SAR Exercises in Fiscal
                   Year 1998 and Fiscal Year End Option Values

                  Shares Acquired           Number of Securities           Value of        Unexercised
Name               on Exercise              Value Realized                Underlying       In-the-Money
                                                                         Unexercised         Options
                                                                         Options at
                                                                      Fiscal Year End

                                                                       Exercisable /        Exercisable /
                                                                       Unexercised           Unexercised

James S. Pendleton         -0-                      None               200,000/200,000           0/0
Stephen J. Fryer           -0-                      None                 28,500/28,500           0/0


                             PRINCIPAL STOCKHOLDERS


         The following table sets forth the number of shares of Pen's common stock beneficially owned as of October 23, 1999, (i) by each person who is known by Pen to own beneficially more than 5% of Pen's common stock, (ii) by each director, (iii) by each of Pen's named executive officers, and (iv) by all directors, director nominees and executive officers, as a group, as reported by each person. The table also gives the amount of these shares which are issuable within 60 days on exercise or conversion of options, warrants, or preferred stock and the percentage of Pen's common stock held by each person including shares issuable upon exercise or conversion of the options, warrants, or preferred stock. Unless otherwise indicated, each stockholder's address is c/o Pen, 1601 Alton Parkway, Irvine, California 92606. Except as noted otherwise, all shares are owned beneficially and of record.

Name and Address                            Total Amount               Amount           Percentage of
of Beneficial Owner                         Beneficially               Issuable on      Outstanding
                                            Owned                      Exercise of      Common Stock
                                                                       Options, etc.
James S. Pendleton (1) (2)                      761,295                    200,000          9.3%
James S. Pendleton Family Trust                 456,441                          0          5.7
Stephen J. Fryer                                186,500                     98,500          2.3
Robert Albrecht                                  20,000                          0            *
Wayne R. Wright (3)                             464,109                    267,000          5.6
C. Reed Brown                                    60,000                     60,000            *
Milton Haber                                     12,222                          0            *
James E. Harward                                  4,000                      4,000            *
AMRO International, S.A. (4)                  3,905,727                  3,905,727         32.8
Grossmunster Platz 26
Zurich, Switzerland
Austost Anstalt Schaan (4)                    1,952,863                  1,952,863         19.6
Landstrasse 163
Vaduz, Liechenstein
Balmore Funds, S.A. (4)                       1,952,863                  1,952,863         19.6
Trident Chambers
Road Town, Tortola
British Virgin Islands
RBB Bank AG (4)                               3,168,200                  3,168,200         28.4

Burgring 16
Graz, Austria
All Officers and Directors as  a Group

(7 persons) (1)(2)(3)                         1,508,126                    629,500         17.5%

*        Less than 1%.

(1) Includes 456,441 shares held by the James S. Pendleton Family Trust of which Mr. Pendleton is a trustee and beneficiary and 15,144 shares in Mr. Pendleton's account in Pen's ESOP.

(2)      Includes  89,710  shares held by the  Virginia  C.G.  Pendleton  Family
         Trust.

         Mr. Pendleton has voting control of these shares but disclaims beneficial ownership.


(3) Includes 100,000 shares held by the Wayne R. Wright Family Trust, 50,000 shares held by the LaRae Wright Family Trust, of which Mr. Wright is a trustee and beneficiary, and 7,109 shares in Mr. Wright's account in Pen's ESOP.

(4) In addition to shares issuable on exercise of warrants, consists of shares issuable upon conversion of shares of Series A preferred stock and Series B preferred stock based on a market price equal to $0.34 per share. See "Description of Capital Stock -- Preferred Stock" for the formulae for calculating the conversion price of the preferred stock. The terms of the Series A and Series B preferred stock prevent the holders from converting their shares of preferred stock if the conversion would cause the holder to be deemed the beneficial owner of more than 9.9% of Pen's common stock, except with the prior consent of the holder.

         Except as set forth above, Pen knows of no beneficial owner of five percent or more of Pen's common stock, and does not know of any arrangement which may at a subsequent date result in a change of control of Pen. See "Business - Summary of Current Year Events and Subsequent Events."



                              CERTAIN TRANSACTIONS

         In 1989, Pen loaned Mr. Pendleton $370,335, bearing interest at 10% per annum. The note was satisfied in full as of September 30, 1996. Interest income received was $5,006 during fiscal 1996.

         During fiscal 1995, Pen guaranteed personal indebtedness of Mr. Pendleton in the maximum amount of $180,000. This indebtedness was paid in full during fiscal 1996, and the guarantee has been released.

         During fiscal 1997, Pen paid to ELM Management and Leasing, of which Mr. Harward was the president, approximately $55,000 for payroll processing and employee benefit services.


         During the first fiscal quarter of fiscal 1999, Pen entered into a letter of intent with a company controlled by Mr. Pendleton for the sale of the MotoSat division. This sale was completed in September 1999.


                              SELLING STOCKHOLDERS

         An aggregate of up to 11,147,453 shares of common stock are being offered for sale by selling stockholders. The following table sets forth some information with respect to the selling stockholders. Pen will not receive any of the proceeds from the sale of the shares of common stock, although it will receive proceeds from the exercise of the warrants or stock options, if exercised.



                                                    Securities Owned        Securities                 Securities to be
Name                                              Before Offering(1)        to be Sold                      Owned after
                                                                                                            Offering(2)

Amro International, S.A.(3)                                3,622,727          3,622,727                               0
Robert Albrecht                                               20,000             13,000                           7,000
Atlas Trust                                                  200,000            200,000                               0
Austost Anstalt Schaan(3)                                  1,811,363          1,811,363                               0
Balmore Funds, S.A.(3)                                     1,811,363          1,811,363                               0
BNC Bach International Ltd.                                  210,000            210,000                               0
C. Reed Brown                                                 60,000             20,000                          40,000
Richard S. Carpenter                                         178,000            153,000                          25,000
Robert "Duke" DeForrest                                       81,000             25,000                          56,000
FINOVA Capital Corporation                                   125,000            125,000                               0
Stephen J. Fryer(4)                                          186,500             80,000                         106,500
James E. Harward                                               4,000              3,000                           1,000
Jeffery M. Lamberson                                         147,000            147,000                               0
JWGenesis Financial Corp.                                    310,000            310,000                               0
Liviakis Financial
Communications, Inc.                                         281,250            281,250                               0
Paul T. Mannion, Jr.                                          50,000             50,000                               0
Mehrdad Mobaserri                                             10,000              8,000                           2,000
Gordon Mundy                                                 125,000            125,000                               0
James S. Pendleton(5)                                        761,295             65,000                         696,295
Max Povolotsky                                                50,000             50,000                               0



Robert B. Prag                                                93,750             93,750                               0
Carl Rasmussen                                                47,348              8,000                          39,348
RBB Bank AG(3)(6)                                          1,705,000          1,705,000                               0
Andrew S. Reckles                                             50,000             50,000                               0
Redstone Securities, Inc.                                     50,000             50,000                               0
Alan Weaver                                                   70,000             40,000                          30,000
Wayne R. Wright(7)                                           464,109             90,000                         374,109


--------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC as of the date of this prospectus and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of the date of this prospectus through the conversion or exercise of any security or right. See also note 3 below.

(2) Assumes that all of the offered shares held by the selling stockholders are sold, and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.

(3) Includes common stock issuable upon conversion of Series A preferred stock determined based upon a conversion price of the Series A preferred stock equal to $0.50 per share and of Series B preferred stock based on a conversion price equal to $0.20 per share. These assumed conversion prices were provided in the purchase agreements for the preferred stock. See "Description of Capital Stock -- Preferred Stock" for the actual conversion formulas for the Series A and Series B preferred stock. Accordingly, the numbers shown are only estimates of the number of shares beneficially owned by these selling shareholders. The actual number of shares of common stock beneficially owned by these selling stockholders may be higher or lower than the number of shares shown in this table, and will change based upon the actual market price of Pen's common stock. Pen will file another registration statement in the event that the number of converted common shares exceeds the amount of shares whose offer and sale is covered by this registration statement. The terms of the Series A and Series B preferred stock prevent the holders from converting their shares of preferred stock if the conversion would cause the holder to be deemed the beneficial owner of more than 9.9% of Pen's common stock, except with the prior consent of the holder. Also includes common stock issuable upon the exercise of warrants.

(4) After the sale of all of the common stock listed above, Mr. Fryer would own, control, or have the right to acquire approximately 1.3% of Pen's outstanding common stock.

(5) After the sale of all of the common stock listed above, Mr. Pendleton would own, control, or have the right to acquire approximately 8.6% of Pen's outstanding common stock.

(6) RBB Bank disclaims beneficial ownership of all of the shares of common stock
 .

(7) After the sale of all of the common stock listed above, Mr. Wright would own, control, or have the right to acquire approximately 4.6% of Pen's outstanding common stock.



                              PLAN OF DISTRIBUTION


         The common stock offered by this registration statement is being offered on behalf of the selling stockholders. This common stock may be sold or distributed from time to time by the selling stockholders, or by others who received the offered shares from selling stockholders. These sales may be directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire the common stock as principals, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:


o        ordinary brokers' transactions;
o transactions involving cross or block trades or otherwise on the OTC Bulletin Board;
o purchases by brokers, dealers or underwriters as principal and resale by purchasers for their own accounts by this prospectus;
o "at the market" to or through market makers or into an existing market for the common stock;
o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
o through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;
o        in privately negotiated transactions;
o        to cover short sales; or
o        any combination of the foregoing.


         From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the offered shares owned by them, and the pledgees, secured parties or persons to whom the securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of selling stockholder's offered shares beneficially owned by those selling stockholders who so transfer, pledge, donate or assign selling stockholders' offered shares will decrease as and when they take these actions. The plan of distribution for selling stockholders' offered shares sold will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders. In addition, a selling stockholder may, from time to time, sell short Pen's common stock, and then this prospectus may be delivered in connection with the short sales and the offered shares may be used to cover the short sales.

         A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with a selling stockholder, including, without limitation, in connection with distributions of the common stock by broker-dealers. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the offered shares to the broker-dealers, who may then resell or otherwise transfer the offered shares. A selling stockholder may also loan or pledge the offered shares to a broker-dealer and the broker-dealer may sell the offered shares so loaned or upon a default may sell or otherwise transfer the pledged offered shares.

         Brokers, dealers, underwriters or agents participating in the distribution of the offered shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the common stock for whom these broker-dealers may act as agent, or to whom they may sell as principal, or both. Compensation as to a particular broker-dealer may be less than or in excess of customary commissions. The selling stockholders and any broker-dealers who act in connection with the sale of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, or the Securities Act, and any commissions they receive and proceeds of any sale of the offered shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither Pen nor any selling stockholder can presently estimate the amount of this compensation. Pen knows of no existing arrangements between any selling stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the offered shares.

         Pen will pay substantially all of the expenses incident to the registration, offering and sale of the offered shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. Pen has also agreed to indemnify some of the selling stockholders and related persons against certain liabilities, including liabilities under the Securities Act.

         Pen has advised the selling stockholders that while they are engaged in a distribution of the offered shares included in this prospectus they are required to comply with Regulation M promulgated under the Exchange Act. With some exceptions, Regulation M precludes any selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the offered shares.

                          DESCRIPTION OF CAPITAL STOCK


         Pen is authorized to issue up to 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 8,001,089 shares of common stock and 2,800 shares of preferred stock currently are outstanding. The following is a summary of the material terms of Pen's common stock, preferred stock and publicly-traded warrants.



Common Stock


         Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Upon the liquidation, dissolution, or winding up of Pen, the holders of common stock are entitled to share ratably in all assets of Pen which are legally available for distribution, after payment of all debts and other liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares being sold by Pen in this offering will be, when issued and delivered, validly issued, fully paid and nonassessable.


Warrants


         Each warrant entitles the holder to purchase one share of Pen's common stock at a price of $6.50 per share, subject to adjustment to protect warrantholders from certain forms of dilution, until November 17, 2000, at which time the warrants will expire. The principle forms of dilution which would result in an adjustment in the effective purchase price per share are:

o         division, combination or reclassification of Pen's common stock,

o         mergers or consolidations,

o         dividends or other distributions to holders of common stock, or

o issuance of rights, options, warrants, or other convertible securities which could be converted at prices less than the 10-day average price of Pen's common stock.

         In all cases, adjustments would consist of increasing the number of shares of Pen's common stock which could be purchased upon exercise of a warrant. It is likely that conversion of Pen's preferred stock would result in an adjustment. However, the extent of the adjustment can not be estimated at the present time because the amount of common stock issuable upon conversion of the preferred stock is highly variable. See "Preferred Stock."

         The warrants are redeemable in whole and not in part by Pen upon 30 days' notice at a price of $.05 per warrant if the average closing bid price of Pen's common stock equals or exceeds $9.00 for any 20 trading days ending on the third day prior to the day on which Pen mails the notice of redemption to the warrant holders. In the event Pen gives notice of its intention to redeem the warrants, a holder would be forced to either exercise his warrant within 30 days of the notice of redemption or accept the redemption price. The holders of warrants will have exercise rights until the close of business on the date fixed for the redemption thereof.

         The warrants are subject to a Warrant Agreement between Pen and American Stock Transfer & Trust Company, New York, New York, as "Warrant Agent." The shares of Pen's common stock underlying the warrants, when issued upon exercise thereof and payment of the purchase price, will be fully paid and nonassessable, and Pen will pay any transfer tax incurred as a result of the issuance of common stock to the holder upon exercise. Pen will not be required to issue fractional shares upon the exercise of a warrant. The holder of a warrant will not possess any rights as a stockholder of Pen until such holder exercises the warrant. A copy of the form of Warrant Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Preferred Stock

         The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Utah, but without further action by Pen's stockholders, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders.

         The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Pen.

         Pen has issued 1,800 shares of Series A preferred stock and 1,000 shares of Series B preferred stock. Dividends are payable annually on both series of preferred stock at $160 per share. The number of shares of common stock issuable upon conversion of the Series A and Series B preferred stock is determined by dividing $1,000 per share (plus stock dividends) by a number that is:

o the average of the two lowest closing bid prices for the common stock during the 22 consecutive trading days prior to the date of conversion

o discounted by 15% in the case of Series A preferred stock and 20% in the case of Series B preferred stock.

         The maximum conversion prices were originally $1.17 per share for the Series A preferred stock and $0.79 per share for the Series B preferred stock. In September 1999 the maximum conversion price was reduced to $0.53 per share for both the Series A and Series B preferred stock in consideration of the consent by the preferred shareholders to the issuance of stock options by Pen. No holder of the Series A or Series B preferred stock is entitled to convert or exercise such securities to the extent that the shares to be received by such holders upon such conversion or exercises would cause such holders in the aggregate to beneficially own more than 19.9% of the outstanding common stock of Pen following such conversion until such time as Pen's stockholders have ratified the issuance of the Series A and Series B preferred stock, or individually to beneficially own more than 9.9% of Pen's outstanding common stock at any time.

         To date, the issuance of the Series A and Series B preferred stock has not been ratified by Pen's stockholders and the 19.9% limitation remains in effect. The 19.9% limitation applies only to common stock held at one time, and can be avoided by successive conversions and sales of common stock. There are no other limits on the amount of Pen common stock which is issuable under the conversion formula described above. The following table illustrates the amount of Pen common stock which would be issuable on conversion of the preferred stock assuming conversion prices based on 100%, 75%, 50%, and 25% of $0.34 which was Pen's lowest stock price in the 22 days ending October 23, 1999.

         Stock Price                   Number of shares of common stock issuable
         $ 0.34                                 10,629,200
           0.25                                 14,456,400
           0.17                                 21,260,200
           0.08                                 45,177,000

         As of October 23, 1999, Pen had 8,001,089 shares of common stock outstanding. Since all of these amounts would exceed 19.9% of that number, the conversion of this number of shares would have to occur over a period of time during which the preferred shareholders sold some of their common stock.

         The Series A preferred stock was issued in February 1999 to various foreign investors. The investors paid $1,300,000 in cash and canceled promissory notes for $500,000. The Series A preferred shareholder investors also received warrants to acquire an aggregate of

90,000 shares of common stock exercisable at $1.43 per share and an aggregate of 90,000 shares of common stock exercisable at $1.28 per share. The holders of the Series A preferred stock also received rights of first refusal with respect to certain future financings by Pen. In connection with the issuance of the Series A preferred stock, Pen also paid a fee equal to 7% of the consideration received.

         The Series B preferred stock was issued in April 1999 to various foreign investors. The investors paid $1,000,000 in cash. The Series B preferred shareholder investors also received warrants to acquire an aggregate of 160,000 shares of common stock exercisable at $0.86 per share. The holders of the Series B preferred stock also received rights of first refusal with respect to certain future financings by Pen subject to the rights of the holders of Series A preferred stock. In connection with the issuance of the Series B preferred stock, Pen also paid fees of $104,500.

         There were no material relationships between Pen and any of the investors in the Series A or Series B preferred stock prior to the issuance of the preferred stock.


Transfer Agent and Registrar


         The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.



                         SHARES ELIGIBLE FOR FUTURE SALE

         The market price of our stock may fall as a result of sales of a large number of shares of common stock in the market after this offering or the perception that sales could occur.


         There are 8,001,089 shares of common stock outstanding. All but 824,642 of these shares are fully transferable without restriction or further registration under the Securities Act or are eligible for sale in the public market in compliance with Rule 144 under the Securities Act. The other 824,642 shares are held by "affiliates" of Pen (in general, any person who has a control relationship to Pen) and may be resold only if registered under the Securities Act or if transferred pursuant to an exemption from registration, including resales pursuant to Rule 144 and Regulation S under the Securities Act.

         Generally, under Rule 144 as currently in effect, subject to the satisfaction of conditions set forth in the rule, a person, including an affiliate of Pen, after at least one year has elapsed from the sale by Pen of the restricted securities may sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. After a period of two years have elapsed from the date of sale of the restricted securities by Pen or an affiliate thereof, any person who has not been an affiliate of Pen for at least three months, will be entitled to sell restricted shares under Rule 144 without regard to the volume limitations described above.


         Up to 347,000 shares of common stock may be issued upon exercise of outstanding employee stock options. An additional 163,000 shares of common stock are reserved for issuance pursuant to options available for future grant under our stock option plans. Up to another approximately 22,879,000 shares are issuable under other options, warrants, and convertible preferred stock. We have filed various registration statements on Forms S-8, S-3 and the registration statement on Form SB-2 of which this prospectus is a part to register all of these shares of common stock reserved for issuance under stock options, warrants, and preferred stock. As a result, any shares issued upon exercise of stock options, warrants, and convertible preferred stock are available for resale in the public market, subject to special rules for affiliates.





                                  LEGAL MATTERS


         Some legal matters with respect to the shares of Common Stock offered hereby have been passed upon for Pen by Oscar D. Folger, Esq., New York, New York.



                                     EXPERTS

         The financial statements of Pen Interconnect, Inc., as of September 30, 1998 and 1997, and for the years then ended have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report appearing therein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                 INDEMNIFICATION


         The certificate of incorporation of Pen provides that all directors, officers, employees and agents of Pen shall be entitled to be indemnified by Pen to the fullest extent permitted by law. The certificate of incorporation also provides as follows:


         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Pen pursuant to the foregoing provisions, or otherwise, Pen has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     WHERE YOU CAN FIND FURTHER INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the SEC's Regional Offices: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois; 7 World Trade Center, New York, New York, and Suite 500, 5757 Wilshire Boulevard, Los Angeles, California, and with respect to registration statements, Suite 788, 1375 Peachtree Street, Atlanta, Georgia. Copies of these materials can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and can also be accessed electronically through the SEC's Web site at http://www.sec.gov. Pen's securities are traded on the Nasdaq OTC Bulletin Board and reports and proxy statements can also be obtained from The Nasdaq Stock Market, Inc. at 1735 K Street NW, Washington, D. C. 20006.

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus also does not contain all the information in the registration statement. For further information, you can obtain the complete registration statement and the documents incorporated herein by reference from the SEC offices listed above.

         We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                          INDEX TO FINANCIAL STATEMENTS


                                                                        Page

Annual Financial Statements

    Report of Independent Certified Public Accountants                  F-2

    Balance Sheets as of September 30, 1998 and 1997                    F-3

    Statements of Operations for the Years Ended
        September 30, 1998 and 1997                                     F-5

    Statement of Stockholders' Equity for the Years Ended
        September 30, 1998 and 1997                                     F-6

    Statements of Cash Flows for the Years Ended
        September 30, 1998 and 1997                                     F-7

    Notes to Financial Statements                                      F-11

Interim Financial Statements (Unaudited)

    Balance Sheets as of June 30, 1999
        (unaudited) and September 30, 1998                             F-30

    Statements of Operations for the three and nine months ended
        June 30, 1999 (unaudited) and 1998 (unaudited)                 F-32

    Statements of Cash Flows for the nine months ended
        June 30, 1999 (unaudited) and 1998 (unaudited)                 F-33

    Notes to Condensed Financial Statements (unaudited)                F-37

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Pen Interconnect, Inc.


We have audited the accompanying balance sheets of Pen Interconnect, Inc. (a Utah Corporation), as of September 30, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pen Interconnect, Inc., as of September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and as of September 30, 1998, the Company's current liabilities exceeded its current assets by $1,714,606. These factors, among others, as discussed in Note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                             Grant Thornton LLP
Salt Lake City, Utah
January 12, 1999

                             Pen Interconnect, Inc.
                                 BALANCE SHEETS
                                  September 30,

                                     ASSETS


                                                                                               1998               1997
                                                                                           -------------     ---------------
CURRENT ASSETS
    Cash and cash equivalents                                                              $     657,777     $       272,148

    Receivables (Notes D and I)
       Trade accounts, less allowance for doubtful accounts of
         $108,575 in 1998 and $137,058 in 1997                                                 3,350,970           2,093,056
       Current maturities of notes receivable (Notes C and E)                                     35,675             357,006
    Inventories (Notes F and I)                                                                3,680,169           3,355,871
    Investments (Note C)                                                                         242,739             400,000
    Prepaid expenses and other current assets                                                    261,375             289,991
    Deferred income taxes (Note L)                                                                41,324             141,324
                                                                                           -------------     ---------------
           Total current assets                                                                8,270,029           6,909,396
                                                                                           -------------     ---------------

PROPERTY AND EQUIPMENT, AT COST (Notes I, J and K)
    Production equipment                                                                       2,624,513           2,418,368
    Furniture and fixtures                                                                       837,594             834,971
    Transportation equipment                                                                      83,522              69,217
    Leasehold improvements                                                                       613,248             368,137
                                                                                           -------------     ---------------
                                                                                               4,158,877           3,690,693
    Less accumulated depreciation                                                              1,680,266           1,303,063
                                                                                           -------------     ---------------
                                                                                               2,478,611           2,387,630

OTHER ASSETS
    Notes receivable, less current maturities (Notes C and E)                                      3,989             607,524
    Deferred income taxes (Note L)                                                               725,667           1,392,658
    Goodwill and other intangibles, net of accumulated amortization
      (Note Q)                                                                                 2,031,685           2,287,146
    Investments (Note C)                                                                         482,220                  -
    Other                                                                                         98,455             322,630
                                                                                           -------------     ---------------
                                                                                               3,342,016           4,609,958
                                                                                           -------------     ---------------

                                                                                           $  14,090,656     $    13,906,984
                                                                                           =============     ===============


        The accompanying notes are an integral part of these statements.

                             Pen Interconnect, Inc.
                           BALANCE SHEETS - CONTINUED
                                  September 30,

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                               1998               1997
                                                                                          ---------------    ---------------
CURRENT LIABILITIES
    Notes payable (Note G)                                                                $             -    $       641,505
    Bridge loan (Note H)                                                                                -            100,000
    Line of credit (Note I)                                                                     4,064,361          2,237,690
    Subordinated debentures (Note P)                                                            1,401,429                  -
    Current maturities of long-term obligations (Notes I and J)                                 1,132,538            263,255
    Current maturities of capital leases (Note K)                                                  69,621             66,464
    Accounts payable                                                                            2,926,797          2,053,348
    Accrued liabilities                                                                           389,889            481,356
                                                                                          ---------------    ---------------
           Total current liabilities                                                            9,984,635          5,843,618

LONG-TERM OBLIGATIONS, less current
   maturities (Notes I and J)                                                                      51,965            681,722
CAPITAL LEASE OBLIGATIONS,
   less current maturities (Note K)                                                                22,333             70,889
DEFERRED INCOME TAXES (Note L)                                                                    165,755            165,755
                                                                                          ---------------    ---------------
           Total liabilities                                                                   10,224,688          6,761,984

COMMITMENTS AND CONTINGENCIES (Notes K, M and N)                                                        -                  -

STOCKHOLDERS' EQUITY (Notes C, I, M and P)
    Preferred stock, $0.01 par value, authorized 5,000,000 shares,
      none issued                                                                                       -                  -
    Common stock,$0.01 par value, authorized 50,000,000 shares;
      issued and outstanding 5,018,437 shares in 1998
      and 4,072,863 shares in 1997                                                                 50,184             40,729
    Additional paid-in capital                                                                 10,890,022          8,733,126
    Accumulated deficit                                                                        (7,074,238)        (1,628,855)
                                                                                          ---------------    ---------------
           Total stockholders' equity                                                           3,865,968          7,145,000
                                                                                          ---------------    ---------------

                                                                                          $    14,090,656    $    13,906,984
                                                                                          ===============    ===============


        The accompanying notes are an integral part of these statements.

                             Pen Interconnect, Inc.
                            STATEMENTS OF OPERATIONS
                            Year ended September 30,



                                                                                            1998               1997
                                                                                       --------------     ---------------
Net sales (Note D)                                                                     $   17,091,432     $    18,238,460
Cost of sales                                                                              15,892,456          17,493,122
                                                                                       --------------     ---------------
           Gross profit                                                                    1,1,98,976             745,338

Operating expenses
    Sales and marketing                                                                       565,185             807,207
    Research and development                                                                  550,843             260,554
    General and administrative                                                              2,357,875           1,925,710
    Abandoned lease fees (Note C)                                                              16,000             211,226
    Asset impairment charges (Notes Q and R)                                                  570,765                   -
    Depreciation and amortization                                                             675,753             454,886
                                                                                       --------------     ---------------
           Total operating expenses                                                         4,736,421           3,659,583
                                                                                       --------------     ---------------
           Operating loss                                                                  (3,537,445)         (2,914,245)
Other income (expense)
    Interest expense (Note P)                                                              (1,100,717)           (612,143)
    Gain on sale of division (Note C)                                                               -             611,912
    Other income (expense) net                                                                (39,361)             69,393
                                                                                       --------------     ---------------
                                                                                           (1,140,078)             69,162
                                                                                       --------------     ---------------
           Loss before income taxes                                                        (4,677,523)         (2,845,083)
Income tax expense (benefit) (Note L)                                                         767,860          (1,109,600)
                                                                                       --------------     ---------------
           NET LOSS                                                                    $   (5,445,383)    $    (1,735,483)
                                                                                       ==============     ===============

Loss per common share (Note O)

    Basic                                                                              $        (1.24)    $         (0.54)
    Diluted                                                                                     (1.24)              (0.54)
Weighted-average common and dilutive
   common equivalent shares outstanding
    Basic                                                                                   4,397,490           3,213,089
    Diluted                                                                                 4,397,490           3,213,089




        The accompanying notes are an integral part of these statements.

                             Pen Interconnect, Inc.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                     Years ended September 30, 1998 and 1997



                                                                                                  Retained
                                                                                                  earnings
                                                     Common Stock              Additional         (accumu-
                                                 Number                           paid-in            lated
                                               of shares         Amount           capital           deficit)            Total
                                              ------------     -----------     --------------    --------------     --------------
Balances at October 1, 1996                      3,033,407      $   30,334      $   7,431,669     $     106,628     $    7,568,631
Common stock issued in acquisition
   (Note C)                                        150,000           1,500            223,500                 -            225,000

Contingent common stock issued in
   acquisition (Note C)                             55,568             556             82,796                 -             83,352

Common stock issued in payment of
   notes payable                                    88,888             889            103,111                 -            104,000
Common stock issued upon exercise of
   warrants (Note M)                               745,000           7,450            892,050                 -            899,500

Net loss                                                 -               -                  -        (1,735,483)        (1,735,483)
                                              ------------     -----------     --------------    --------------     --------------

Balances at September 30, 1997                   4,072,863          40,729          8,733,126        (1,628,855)         7,145,000
Common stock issued as compensation                 10,833             108             28,953                 -             29,061
Common stock issued upon conversion
   of subordinated debentures (Note P)             689,332           6,893            993,107                 -          1,000,000
Common stock issued upon exercise of
   warrants (Note M)                               245,000           2,450            487,549                 -            489,999
Favorable conversion feature of
   subordinated debentures (Note P)                      -               -            639,623                 -            639,623
Common stock issued as interest on
   subordinated debentures (Note P)                    409               4              7,664                 -              7,668
Net loss                                                 -               -                  -        (5,445,383)        (5,445,383)
                                              ------------     -----------     --------------    --------------     --------------
Balances at September 30, 1998                   5,018,437     $    50,184     $   10,890,022    $   (7,074,238)    $    3,865,968
                                              ============     ===========     ==============    ==============     ==============




         The accompanying notes are an integral part of this statement.

                             Pen Interconnect, Inc.
                            STATEMENTS OF CASH FLOWS
                            Year ended September 30,



                                                                                             1998                 1997
                                                                                        ---------------     ----------------
Increase (decrease) in cash and cash equivalents
    Cash flows from operating activities
       Net loss                                                                         $    (5,445,383)    $     (1,735,483)
       Adjustments to reconcile net loss to net cash used in
         operating activities
           Depreciation and amortization                                                        675,753              454,886
           Amortization of favorable conversion feature on subordinated
              debentures charged to interest expense                                            541,052                    -
           Allowance for bad debts                                                              (28,482)            (118,339)
           Allowance for obsolete inventory                                                     634,497               16,641
           Deferred income taxes                                                                766,991           (1,068,227)
           Loss on disposal of property and equipment                                            (2,779)                   -
           Asset impairment charges                                                             570,765                    -
           Stock issued in payment of compensation                                               29,061                    -
           Stock issued in payment of interest                                                    7,668                    -
           Gain on sale of division                                                                   -             (611,912)
           Changes in assets and liabilities
                Trade accounts receivable                                                    (1,269,432)           1,624,593
                Inventories                                                                    (958,795)           1,187,444
                Prepaid expenses and other current assets                                      (168,165)              62,929
                Other assets                                                                     30,760             (240,362)
                Accounts payable                                                                873,449             (793,139)
                Accrued liabilities                                                             (91,467)            (722,971)
                Income taxes                                                                          -              228,341
                                                                                        ---------------     ----------------
                  Total adjustments                                                           1,610,876               19,884
                                                                                        ---------------     ----------------
                  Net cash used in operating activities                                      (3,834,507)          (1,715,599)
                                                                                        ---------------     ----------------
    Cash flows from investing activities
         Purchase of property and equipment                                                    (449,814)            (243,097)
         Issuance of notes receivable                                                                 -              (49,730)
         Collection on notes receivable                                                          24,866                5,616
         Proceeds from sale of investments                                                      395,690                    -
                                                                                        ---------------     ----------------
                  Net cash used in investing activities                                         (29,258)            (287,211)
                                                                                        ---------------     ----------------







                                   (Continued)

                             Pen Interconnect, Inc.
                      STATEMENTS OF CASH FLOWS - CONTINUED
                            Year ended September 30,



                                                                                             1998               1997
                                                                                        ---------------     ----------------
    Cash flows from financing activities
       Proceeds from notes payable                                                                    -              902,469
       Principal payments on notes payable                                                     (641,505)            (144,244)
       Principal payments on bridge loans                                                      (100,000)                   -
       Proceeds from issuance of subordinated debentures                                      2,500,000                    -
       Net change in line of credit                                                           1,826,671           (2,732,174)
       Proceeds from long-term obligations                                                      500,000            1,000,000
       Principal payments on long-term obligations                                             (260,474)            (128,390)
       Principal payments on capital leases                                                     (65,297)                   -
       Proceeds from sale of division                                                                 -            2,000,000
       Exercise of warrants                                                                     489,999              899,500
       Stock issued in acquisition of assets                                                          -              308,352
                                                                                        ---------------     ----------------
                  Net cash provided by financing activities                                   4,249,394          2,105,513
                                                                                        ---------------     ----------------
                  Net increase in cash and cash equivalents                                     385,629            102,703
Cash and cash equivalents at beginning of year                                                  272,148            169,445
                                                                                        ---------------     ----------------

Cash and cash equivalents at end of year                                                $       657,777     $        272,148
                                                                                        ===============     ================
Supplemental disclosures of cash flow information

    Cash paid during the year for

       Interest                                                                         $       605,627     $        627,522
       Income taxes                                                                                 869                  800

Noncash investing and financing activities

Favorable conversion feature of subordinated debentures

As discussed in Note P - Subordinated Debentures, the Company recognized charges related to the favorable conversion feature of the subordinated debentures issued during fiscal 1998. The favorable conversion feature was recognized as a deferred charge against the subordinated debenture balance with an offset to additional paid-in capital. The deferred charge is being amortized over a period corresponding to the time restrictions on conversion of the debentures into stock. The amortization of the favorable conversion feature is recognized as interest expense. At September 30, 1998, recognition of the favorable conversion feature and subsequent amortization has resulted in a $541,052 increase in interest expense, a $98,571 decrease in subordinated debentures, and a $639,623 increase in additional paid-in capital.






                                  (Continued)

                             Pen Interconnect, Inc.
           STATEMENTS OF CASH FLOWS - CONTINUED Years ended September
                                30, 1998 and 1997



Noncash investing and financing activities - continued

Conversion of subordinated debentures and notes payable

During fiscal 1998, convertible debentures in the amount of $1,000,000 were converted into 689,332 shares of common stock.

During fiscal 1997, 88,888 shares of common stock were issued in payment of notes.

Notes receivable and investments

During fiscal 1998, the Company received stock in another company with a guaranteed value of $1,024,000 as satisfaction for $900,000 of notes receivable, $84,000 of accrued interest, and $40,000 of accounts receivable.

Acquisition of PowerStream Technology, Inc.

Effective April 1, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of PowerStream Technology, Inc., in exchange for 150,000 shares of the Company's common stock, valued at $1.50 per share (Note
C). Assets acquired and liabilities assumed in conjunction with this acquisition were as follows:

Accounts receivable, net                                         $   20,432
       Inventories, net                                               5,900
       Prepaid expenses and other current assets                        603
       Furniture and equipment                                       53,325
       Account payable                                             (169,315)
       Accrued liabilities                                         (402,861)
       Long-term obligations                                        (32,198)
                                                                    -------
       Liabilities assumed, net                                    (524,114)
       Plus stock issued (150,000 shares @ $1.50 per share)         225,000
                                                                    -------
       Excess purchase price over net
           assets acquired allocated to goodwill                 $ 749,114
                                                                 =========







                                   (Continued)

                             Pen Interconnect, Inc.
           STATEMENTS OF CASH FLOWS - CONTINUED Years ended September
                                30, 1998 and 1997



Noncash investing and financing activities - continued
Sale of Division

On November 1, 1996, the Company sold substantially all of the assets and liabilities of its San Jose Division (Note C). Assets and liabilities sold were as follows:

       Accounts receivable, net                                  $ 680,420
       Inventories                                                 1,644,336
       Prepaid expenses                                            34,177
       Other assets                                                26,099
       Property and equipment                                      638,373
       Accounts payable                                            (277,429)
       Accrued liabilities                                         (35,373)
       Capital leases                                              (22,515)
         Assets sold, net                                          2,688,088
       Less noncash consideration received
           Notes                                   $ 900,000
           Stock                                     400,000       1,300,000
         Cash received                                             2,000,000
       Gain on sale of division                                  $ 611,912
                                                                  ==============

Pro forma data. The following unaudited pro forma summary represents the results of operations as if the disposition of the San Jose Division had occurred at the beginning of the period presented, and does not purport to be indicative of what would have occurred had the transaction actually occurred on that date, or of results which may occur in the future. The pro forma weighted shares are reported as if outstanding at the beginning of the period.



                                                    Fiscal year
                                                       ended
                                                   September 30,
                                                        1997
                                                   (in thousands
                                                     except per
                                                   share amount)
    Net sales                                   $ 17,955
    Operating income (loss)                     (2,931)
    Net loss                                    (2,347)
    Loss per share - basic                      (0.73)
    Weighted shares outstanding                 3,213








        The accompanying notes are an integral part of these statements.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A  summary  of  the  significant   accounting  policies  applied  in  the
       preparation of the accompanying financial statements follows:

       1.   Business activity

       Pen Interconnect, Inc. (the Company) was incorporated on September 30, 1985, in the State of Utah. The Company is a total interconnection solution provider offering internal and external custom cable and harness interconnections, mobile satellite equipment, electronic manufacturing services industry (EMSI) manufacturing (circuit board assembly) and custom design and manufacturing of battery chargers, power supplies and uniterrupted power supply (UPS) systems for original equipment manufacturers ("OEMs") in the computer, peripherals, telecommunications, instrumentation, medical and testing equipment industries. The Company's products connect electronic equipment, such as computers, to various external devices (such as video screens, printers, external disk drives, modems, telephone jacks, peripheral interfaces and networks) and connect devices to one another within the equipment (such as power supplies, computer hard drives and PC cards). Most of the Company's sales consist of custom cable interconnections and printed circuit boards. The Company's customers include OEMs of computers including mainframes, desktops, notebooks, pens and palmtops, as well as, OEMs of computer peripheral equipment such as modems, memory cards, LAN adapters, cellular phones, faxes and printers. Other customers include OEMs of telecommunications, instrumentation and testing equipment.

       2.   Inventories

       Inventories consist primarily of cable, components, and boards and are valued at the lower of cost or market (first-in, first-out basis). Costs include materials, labor, and overhead.

       3.   Property and equipment

       Property and equipment are recorded at cost. Expenditures for additions and major improvements are capitalized. Expenditures for repairs and maintenance and minor improvements are charged to expense as incurred. Gains or losses from retirements and disposals are recorded as other income or expense.

       Property and equipment are depreciated over their estimated useful lives. Leasehold improvements and assets financed under capital leases are amortized over their estimated useful lives or the lease term, whichever is shorter. Depreciation and amortization are calculated using straight-line and accelerated methods over the following estimated useful lives:

                                                                    Years
Production equipment                                                     5-10
Furniture and fixtures                                                      7
Transportation equipment                                                 5-10
Leasehold improvements                                                   7-10

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       Goodwill and other intangibles

       The Company capitalized as goodwill, the excess acquisition costs over the fair value of net assets acquired, in connection with business acquisitions, which costs are being amortized on a straight-line method over 15 years. The carrying value of goodwill is reviewed periodically based on the undiscounted cash flows of the entities acquired over the remaining amortization period. Should this review indicate that goodwill is impaired, the Company's carrying value of the goodwill will be reduced by the estimated shortfall of undiscounted cash flows.

       5.   Income taxes

       The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

       6.   Revenue recognition

       Revenue is recognized when products are shipped.

       7.   Cash and cash equivalents

       For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

       8.   Warranties

       The Company's standard warranty is one year on parts and labor. Warranty costs are accrued and expensed when revenue is recognized based upon the Company's experience with such costs. Returns have been insignificant to date.

       9.   Research and development

       Research and development costs are expensed as incurred.

       10.  Earnings (loss) per common share

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128). SFAS No. 128 established new standards for computing and presenting earnings per share
     (EPS). SFAS No. 128 requires the presentation of basic and diluted EPS.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       10.  Earnings (loss) per common share

        Basic EPS are calculated by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding during each period. Diluted EPS are similarly calculated, except that the weighted-average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential. The EPS for prior periods have been restated as required by SFAS No. 128.

       11.  Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Estimates also affect the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. Such estimates of significant accounting sensitivity include the allowance for doubtful accounts and the allowance for inventory overstock or obsolescence, and the estimated useful lives of goodwill and other intangibles.

       On an ongoing basis, management reviews such estimates, and if necessary, makes changes to them. The effect of changes in estimates are reflected in the financial statements in the period of the change. Management believes the estimates used in determining carrying values of assets as of the respective balance sheet dates were reasonable at the dates the estimates were made. During 1998 adjustments to certain estimates were recognized.

       12.  Accounting standards not yet adopted

       Comprehensive income

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS No. 130), "Reporting Comprehensive Income." SFAS No. 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net earnings or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses, that bypass the statement of operations and are reported directly in a separate component of equity. Other comprehensive income includes, for example foreign currency items, minimum pension liability adjustments, and unrealized gains and losses of certain investment securities. SFAS No. 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes. Adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial statements.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       12.  Accounting standards not yet adopted - continued

       Disclosure of segments

       Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS No. 131), "Disclosures about Segments of the Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used internally for evaluating performance and allocating resources. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes. Adoption of SFAS No. 131 will not have an effect on the Company's financial position or results of operations, but will result in disclosures about the Company's products and services not previously required.

       Fair value of financial instruments

            SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of these instruments. Because of the unique aspects of the subordinated debentures and long-term debt fair values cannot readily be determined.

       Stock options

            The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options rather than adopting the alternative fair value accounting provided for under FASB No. 123 "Accounting for Stock-Based Compensation" (SFAS No.
       123). Under APB 25, because the exercise price of the Company's options equals or exceeds the market price of the underlying shares on the date of grant, the Company does not recognize any compensation expense.

       Reclassifications

       Certain reclassifications have been made to the 1997 financial statements to conform with the 1998 presentation.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE B - FINANCIAL RESULTS AND LIQUIDITY

       The Company has incurred net losses of $5,445,383, $1,735,483, and $709,010 in 1998, 1997, and 1996, respectively. In addition, the Company has a working capital deficit of $1,714,606 as of September 30, 1998. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

       Although net sales of the Cable division had been declining over the last few years, the Company believed that these declines would stabilize. However, the Company's 1998 results produced weaker than anticipated results, including disappointing sales performance for the Cable and MOTO-SAT divisions. The Company's operations continued to generate operating losses and to use rather than provide cash flow. This has caused the Company to be in violation of certain of its debt covenants. The Company has issued debentures and increased other borrowings to provide working capital to help meet current obligations. However, the Company still currently does not generate enough cash to fund operations, and opportunities to supplement cash from capital markets are diminishing.

       The Company has formulated plans to satisfy its cash flow requirements. Management's plans include the following:

           Taking advantage of opportunities to divest of unprofitable divisions. Pursuing possibilities to obtain new and more profitable sales contracts. Negotiating acquisition and/or merger opportunities with other companies. Aggressively reducing corporate overhead costs. Renegotiating its credit facility with its primary lender.

       In connection with their plans, the Company and its major lender have agreed to restructure its loan agreement, including the loan covenants. In addition, management has secured new contracts for the PowerStream and InCirT divisions.

       Management has also negotiated with various individuals and companies for the sale of the MOTO- SAT and Cable divisions. Management has also actively negotiated mergers and/or acquisitions with other companies to help bring additional financing resources, new and more profitable sales contracts, and additional profitable sales from existing contracts to the Company. (Note R)

       There can be no assurance that the Company will be successful in its attempt to consummate any of the above strategic alternatives.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE C - ACQUISITIONS/DISPOSITIONS

       PowerStream Technology

       Effective April 1, 1997, the Company acquired substantially all of the assets, and assumed certain liabilities and the operations, of PowerStream Technology, Inc. ("PowerStream") by issuing 150,000 shares of common stock valued at $1.50 per share. PowerStream is a research and development company specializing in power recharging devices and power supply products. In addition, the Company entered into a five year Employment Agreement with the President of PowerStream who, the Company believes, is an expert in the area of power recharging devices and power supply products. This transaction was accounted for using the purchase method of accounting. Accordingly, the purchased assets and liabilities have been recorded at their fair value at the date of acquisition and the excess purchase price over fair value of net tangible assets acquired of $749,114 is being amortized over 15 years. The results of operations of the acquired business have been included in the financial statements since the effective date of acquisition.

       Sale of San Jose Division

       Effective November 1, 1996, the Company sold substantially all of the net assets used by the San Jose Division ("Division") to Touche Electronics, Inc. ("Touche"), a subsidiary of TMCI Electronics, Inc. ("TMCI"). The sale price for the net assets of the Division was $3,300,000; consisting of $2,000,000 in cash, $900,000 in promissory notes, and 53,669 shares of TMCI common stock with an agreed upon guaranteed value of $400,000. In addition, the Company had the right to receive up to $700,000 in contingent earnouts for a potential total sale price of $4,000,000. The Company originally purchased the Division in March 1995, for approximately $2,100,000. As part of the transaction, Touche and TMCI also assumed certain liabilities associated with the operations of the Division.

       In February 1997, TMCI filed a notice of demand for rescission of the purchase and sale of the Division. The Company filed a counterclaim against TMCI in May 1997, alleging that TMCI had defaulted in its obligations under the promissory notes. The disputes were subsequently submitted to arbitration in August 1997. In December 1997, the Company and TMCI entered into a Settlement and Release Agreement (the "Settlement Agreement"), releasing each other of any and all respective claims the parties may have had against each other. The Settlement Agreement provided, in part, that TMCI issue to the Company, 137,390 shares of TMCI's common stock (the "Settlement Stock"). The Settlement Stock is guaranteed to have a minimum value of $7.4532 per share. In the event the Settlement Stock is sold at less than that amount, TMCI is obligated to pay to the Company the difference between the sales price and the guaranteed value. During 1998, the Company sold shares of settlement stock at a price below the minimum value. TMCI reimbursed the Company for the difference between the sales price and the guaranteed value. At September 30, 1998, TMCI stock had a quoted market price of $2.25 per share. Based upon the market price of TMCI stock and consideration of realizability of the guaranteed minimum value per share, the carrying value of the investment was reduced by approximately $300,000 as of September 30, 1998.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE C - ACQUISITIONS/DISPOSITIONS - CONTINUED

       Sale of San Jose Division - continued

       In addition, the Company entered into a long-term building lease agreement several months prior to the sale of the San Jose Division with the intention of relocating the operations. This lease was not sold as part of the above sale and required fees of $227,226 for abandonment of the lease. Abandoned lease fees of $16,000 and $211,226 were recognized in fiscal years 1998 and 1997, respectively.


NOTE D - MAJOR CUSTOMERS AND CREDIT CONCENTRATION

       Financial instruments, which potentially subject the Company to credit risk, consist primarily of trade accounts receivable. The Company sells to customers in the computer, computer peripheral, telecommunications, instrumentation, and medical and testing equipment industries located throughout the United States. Sales have historically been concentrated with several large original equipment manufacturers (OEMs) on a turnkey basis. To reduce credit risk the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The majority of its trade receivables are unsecured. Allowances are maintained for potential credit losses. The resulting losses have been insignificant to date and have been within management's expectations.

       Revenue from shipments to the largest customers (representing over ten percent of sales in fiscal 1998) were 59 percent and 24 percent of sales (15 percent, 14 percent and 12 percent of sales in fiscal 1997).

       At September 30, 1998, the Company had accounts receivable due from the above largest customers representing approximately 75 percent of trade receivables (50 percent at September 30, 1997). Remaining trade accounts receivable at September 30, 1998, were due from a variety of other customers under normal credit terms.

NOTE E - NOTES RECEIVABLE

       Notes receivable consist of the following:

                                                                           1998              1997
                                                                       -------------     ------------
10%note receivable from a company,  due in monthly
   payments of $1,500 including
   interest, collateralized by
   inventory, accounts receivable, machinery, and equipment          $ 33,377          $ 35,775
10%note receivable from a company,  due in monthly  payments of $1,297 including
   interest, collateralized by
   inventory, accounts receivable, machinery, and equipment            6,287             8,124
12% notes receivable from two companies, due in monthly
   payments aggregating $1,000 including interest                      -                 5,882


                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE E - NOTES RECEIVABLE - CONTINUED


                                                                           1998              1997
                                                                       -------------     ------------
Note receivable from a company at prime plus .5% (9% at September 30, 1998), due in monthly payments of $10,417 including interest,  with a balloon payment on
   October 31, 1999,  secured by security agreement and the personal guaranty of the owner and principal  stockholder of the company.  This note was exchanged for shares of stock during 1998 (Note C) - 500,000
Note receivable from a company at prime plus .5% (9% at
   September 30, 1998), due in monthly payments of $16,667  including  interest, secured by  security  agreement  and the  personal  guaranty of the owner and principal  stockholder of the company.  This note was exchanged for shares of stock during 1998 (Note C) - 400,000
10% note receivable from officers/stockholders,
   due in monthly payments of $1,500 including interest                -                 14,749
                                                                       39,664            964,530
Less current maturities                                                35,675            357,006
                                                                     $ 3,989           $ 607,524
                                                                       =============     ============

NOTE F - INVENTORIES

       Inventories consist of the following:

                                                                            1998              1997
                                                                       --------------     -------------
Raw material                                                         $ 3,070,958        $ 2,714,763
Work-in-process                                                        1,391,664          736,928
Finished goods                                                         35,572             87,708
                                                                       4,498,194          3,539,399
Less allowance for obsolete inventory                                  (818,025)          (183,528)
                                                                     $ 3,680,169        $ 3,355,871
                                                                       ==============     =============

NOTE G - NOTES PAYABLE

       Notes payable at September 30, 1997, consisted of trade payables to vendors converted to notes totaling $641,505, payable in semi-monthly amounts of approximately $147,000, with interest at 9.5 percent per annum. The notes were paid in full during fiscal 1998.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE H - BRIDGE LOAN

       At September 30, 1997, the Company had one note payable to an individual for $100,000 with interest at 8 percent per annum, which was due and paid in full in November 1997.

NOTE I - CREDIT FACILITY

       On September 4, 1997, the Company completed a four year financing agreement with a bank for $6,300,000. The agreement consists of a $5,000,000 revolving credit line and two term loans for $800,000 ("Loan A") and $500,000 ("Loan B"), respectively. The revolving credit loan is at prime plus 1.75 percent (10 percent at September 1998) and is collateralized by accounts receivable and inventory. Loan A is at a fixed rate of 10.16 percent and is collateralized by machinery and equipment. Loan B is at a fixed rate of 10.32 percent and is collateralized by machinery and equipment of the Company and personal guarantees of certain officers of the Company. This agreement requires that the Company maintain certain financial ratios, meet specific minimum levels of earnings and net worth; restricts employee advances, capital expenditures, compensation, and additional indebtedness; and restricts the payment of dividends. This new line of credit replaced the previous $6,000,000 revolving line of credit. The Company has borrowed $4,064,361 under the new line of credit at September 30, 1998 ($2,237,690 at September 30, 1997).

       At times, including at September 30, 1998, the Company has been in violation of certain of the covenants of this credit facility. At September 30, 1998, the Company has notified the lender of the violations and is negotiating modifications to the loan agreement with the lender. As of September 30, 1998, the Company has not received a waiver from the lender and all obligations under this credit facility are payable on demand of the lender and are classified as current liabilities in the balance sheet.


NOTE J - LONG-TERM OBLIGATIONS

       Long-term obligations consist of the following:


                                                                           1998              1997
                                                                       -------------     ------------
Note to an individual with interest imputed at 10% per
   annum, payable in monthly payments of $2,500                      $ 80,104          $ 100,604


                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE J - LONG-TERM OBLIGATIONS - CONTINUED


                                                                            1998             1997
                                                                       --------------    ------------
10.16% note to a financial  institution,  payable in 48 monthly  installments of
   $16,667  plus  interest,  maturing  on  August  1,  2001,  collateralized  by substantially all of
   the Company's property and equipment (Note I)                       599,996           800,000
10.32% note to a financial institution, payable in 48
   monthly  installments  of $10,417 plus interest,  maturing on August 1, 2002, collateralized by substantially  all of the Company's  property and equipment and personal
   guarantees of certain officers of the Company (Note I)              489,583           -
11.25% note to a financial institution, payable in monthly installments of $375, including interest,  collateralized by personal residence of the president of the PowerStream
   Division                                                            3,100             31,653
Noninterest-bearing note to a parts vendor, payable in
   monthly installments of $1,000, past due                            11,720            12,720
                                                                       1,184,503         944,977
Less current maturities                                                1,132,538         263,255
                                                                     $ 51,965          $ 681,722
                                                                       ==============    ============

       Maturities of long-term obligations are as follows:


Year ending September 30,


    1999                           $ 1,132,538

    2000                             25,972

    2001                             25,993

    Thereafter                       -

                                   $ 1,184,503

                                     =============

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE K - LEASES

       1.   Operating leases

       The Company conducts a portion of its operations in leased facilities under noncancelable operating leases expiring through 2003. In addition, the Company leases equipment under noncancelable operating leases expiring through 2000. The minimum future rental commitments under operating leases are as follows:


Year ending September 30,      Facilities         Equipment           Total

    1999                    $ 367,083        $ 191,410          $ 558,493
    2000                      367,083          47,380             414,463
    2001                      349,933          -                  349,933
    2002                      337,683          -                  337,683
    2003                      337,683          -                  337,683
    Thereafter                -                -                  -
                            $ 1,759,465      $ 238,790          $ 1,998,255
                              =============    ===============    =============

       The leases generally provide that property taxes, insurance and maintenance expenses are obligations of the Company. It is expected that in the normal course of business, operating leases that expire will be renewed or replaced by leases on other properties. Rental expense for all operating leases was $565,490 and $570,486 for the years ended September 30, 1998 and 1997, respectively.

       2.   Capital leases

       Maturities of capital lease obligations are as follows:


Year ending September 30,
    1999                                                      $ 76,165
    2000                                                        23,916
    Thereafter                                                  -
Total minimum lease payments                                    100,081
Less amount representing interest                               8,127
Present value of net minimum lease payments                     91,954
Less current portion                                            69,621
                                                              $ 22,333
                                                                =============

       Included in property and equipment is $295,637 of equipment under capital leases at September 30, 1998. The related accumulated amortization is $203,683.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE L - INCOME TAXES (BENEFIT)

       Income tax expense (benefit) consists of the following:

                                      1998               1997
                                  -------------     ---------------
Current
    Federal                     $             -   $ (36,067)
    State                                     -     (5,306)
                                              -     (41,373)
Deferred
    Federal                             636,762     (931,233)
    State                               131,098     (136,994)
                                        767,860     (1,068,227)
                                  -------------     ---------------
                                $       767,860   $ (1,109,600)
                                  =============     ===============

       Reconciliation  of  income  taxes  (benefit)   computed  at  the  federal
       statutory rate of 34 percent is as follows:


                                                                  1998                1997
                                                              -------------     ----------------
Federal income taxes at statutory rate                      $     1,590,358   $ (967,300)
State income taxes, net of federal tax benefit                      219,431     (142,300)
Increase in valuation allowance                                  (1,032,556)                   -
Permanent differences                                                (9,373)                  -
                                                              ---------------    -------------

Income taxes                                                $       767,860   $ (1,109,600)
                                                              =============     ================

       Deferred tax assets and liabilities consist of the following:

                                                                   1998              1997
                                                              ---------------    -------------
Deferred tax assets (liabilities)
    Accumulated depreciation                                $ (165,755)        $ (165,755)
    Net operating loss                                        2,505,871          1,392,658
    Reserve for inventory obsolescence                        316,731            71,576
    Allowance for doubtful accounts                           138,411            53,453
    Reserve for warranties                                    -                  10,182
    Write off of goodwill                                     37,833             -
    Impairment of investment                                  117,454            -
    Amortization of intangibles                               (2,910)            -
    Reserve for vacation                                      12,785             6,113
       Deferred tax asset                                     2,960,420          1,368,227
    Valuation allowance                                       (2,359,184)        -
                                                              ---------------    -------------
Net deferred tax asset                                      $ 601,236          $ 1,368,227
                                                              ===============    =============

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE L - INCOME TAXES (BENEFIT) - (CONTINUED)

       The Company has sustained net operating losses in each of the periods presented. Deferred tax assets and income tax benefits were recorded in both 1998 and 1997 for net deductible temporary differences and net operating loss carryforwards. The likelihood of realization of the related tax benefits cannot be fully established. A valuation allowance of $2,359,184 has been recorded in 1998 to reduce the net deferred tax assets to their estimated net realizable value.

       As  of  September  30,  1998,   the  Company  had  net   operating   loss
       carryforwards for tax reporting purposes of approximately $6,500,000 expiring in various years through 2019.

NOTE M - STOCK OPTION PLAN

      The Company has a Stock Option Plan (the Plan). The Plan provides for the granting of both Incentive Stock Options (ISOs) or NonQualified Options
      (NQOs) to purchase shares of common stock. ISOs are granted at not less than market value on the date of grant whereas NQOs may be granted at not less than 85 percent of market value on the date of the grant. Options may be granted under the Plan to all officers, directors, and employees of the Company. In addition, NQOs may be granted to other parties who perform services for the Company.

       The Company also issues warrants in conjunction with various transactions with third parties.

      The Company accounts for the Plan under APB 25 and related interpretations. Accordingly, since all options granted under the Plan were granted at or in excess of fair market value of the stock on the date of the grant, no compensation costs have been recognized in the accompanying financial statements for options granted under the Plan. Had compensation cost for the Plan been determined based on the fair value of the options at the grant dates for awards under the Plan consistent with the method prescribed by FAS No. 123, the Company's net loss and loss per common share would have been increased to the pro forma amounts indicated below:


Fiscal Year ended September 30,          1998                1997
-------------------------------   ----------------    ----------------
Net loss
As reported                      $ (5,445,383)        $(1,735,483)
Pro forma                          (6,112,600)         (3,185,595)

Loss per common share
As reported - basic              $ (1.24)             $(0.54)
Pro forma - basic                  (1.39)              (0.99)

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE M - STOCK OPTION PLAN - CONTINUED

      The fair value of these options and warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1998 and 1997, respectively: expected volatility of 79.07 and 68.08 percent; risk-free interest rate of 5.26 and
      6.35 percent; and expected life equal to the actual life for both periods. The weighted-average fair value of options and warrants granted was $0.83 for both 1998 and 1997.

      The following is a summary of the activity relating to options and warrants through September 30, 1998:


                                                                                     Weighted-
                                                   Warrants                           average
                                                  and stock         Exercise         exercise
                                                   options           price             price
 Outstanding at October 1, 1996                  3,105,000          $ 6.00-6.50           $ 6.46
    Granted                                      3,668,000            1.38-3.00             1.87
    Canceled                                     (154,000)                 6.00             6.00
    Exercised                                    (550,000)            1.75-2.00             1.88
 Outstanding at September 30, 1997               6,069,000            1.38-6.50             4.18
    Granted                                      2,305,000            1.45-6.00             1.83
    Canceled                                     (59,000)             1.38-6.00             1.83
    Exercised                                    (245,000)                 2.00             2.00
 Outstanding at September 30, 1998               8,070,000            1.38-6.50             3.55
 Exercisable at September 30, 1998               7,745,800          $ 1.38-6.50           $ 3.60
                                                 ============

      The  following   table   summarizes   information   concerning   currently
outstanding options and warrants:



                        Options and Warrants Outstanding:

                                        Weighted-Average
    Range of                                Remaining
    Exercise           Number             Contractual      Weighted-Average
     Prices          Outstanding          Life (Years)      Exercise Price
     ------          -----------          ------------      --------------
    $  1.38-1.45 1,895,500                    4.35                $ 1.42

       2.00-2.75 3,195,000                    5.55                  2.12
            3.00 32,500                       3.64                  3.00
       6.00-6.50 2,947,000                    2.17                  6.48
                 ---------
                 8,070,000

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE M - STOCK OPTION PLAN - CONTINUED

      The  following   table   summarizes   information   concerning   currently
exercisable options and warrants:

                        Options and Warrants Exercisable:

                                        Weighted-Average
    Range of                                Remaining
    Exercise           Number             Contractual      Weighted-Average
     Prices          Exercisable          Life (Years)      Exercise Price
     ------          -----------          ------------      --------------
    $  1.38-1.45 1,707,500                    4.45                       $ 1.42
       2.00-2.75 3,143,000                    5.56                         2.12
            3.00 6,500                        3.64                         3.00
       6.00-6.50 2,888,800                    2.17                         6.49
                 ---------
                 7,745,800

NOTE N - COMMITMENTS AND CONTINGENCIES

       1.   Employment agreements

       The Company has entered into agreements with eight key employees and officers which provide for annual salaries and incentive bonuses. Incentive bonuses are calculated as a percentage of gross profits and/or sales of the Company.

       Annual salaries under these employment agreements, in the aggregate, are as follows:


Year ending September 30,

    1999                                                        $ 548,000
    2000                                                          515,000
    2001                                                          485,000
    2002                                                          295,000
    2003                                                          170,000
    Thereafter                                                    -
                                                                $ 2,013,000
                                                                  =============

       2.   Litigation

       From time to time the Company is engaged in various lawsuits or disputes as plaintiff or defendant arising in the normal course of business. In the opinion of management, based upon advice of counsel, the ultimate outcome of these matters will not have a material impact on the Company's financial position or results of operations.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE O - EARNINGS (LOSS) PER SHARE

       In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 is effective for financial statements for periods ending after December 15, 1997, and requires companies to report both "basic" and "diluted" earnings per share. "Basic" earnings per share do not include the addition of common stock equivalents to the shares outstanding. "Diluted" earnings per share require the addition of common stock equivalents to the shares outstanding. Average shares outstanding is the denominator used in "basic" earnings per share calculations. Accordingly, "basic" earnings per share will be higher than "diluted" earnings per share. This statement replaces Accounting Principles Board ("APB") Opinion No. 15, "Earnings per Share." The effect of adopting SFAS No. 128 did not materially effect the Company's earnings per share. The following data show the amounts used in computing earnings (loss) per common share, including the weighted-average number of shares and dilutive potential common shares.


                                                                    Year ended September 30,
                                                                --------------------------------
                                                                     1998               1997
Loss applicable to common stock                               $ (5,445,383)     $ (1,735,483)
                                                                ==============    ================
Common shares outstanding during the entire
   period                                                       4,072,863         3,033,407

Weighted-average common shares issued during
   the period                                                   324,627           179,682

Weighted-average number of common shares used
   in basic EPS                                                 4,397,490         3,213,089

Dilutive effect of stock options and warrants                   -                 -

Weighted-average number of common shares and
   dilutive potential common stock used in diluted
   EPS                                                          4,397,490         3,213,089

                                                                ==============    ================


            For the years ended September 30, 1998 and 1997, all of the options and warrants that were outstanding, as described in Note M, were not included in the computation of diluted EPS because to do so would have been anti-dilutive.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE P - SUBORDINATED DEBENTURES

       On June 16, 1998, the Board of Directors of the Company approved the issuance of up to $1,000,000 of three percent convertible debentures (the "Debentures") with a maximum term of 24 months. The Debentures will mature, unless earlier converted by the holders, into shares of common stock of the Company. The Company has agreed to file a registration statement with the United States Securities and Exchange Commission with respect to the common stock of the Company into which the Debentures may be converted.

       The Debentures are convertible by the holders thereof into the number of shares of common stock equal to the face amount of the Debentures being converted divided by the lesser of (i) eighty percent (80 percent) of the closing bid price of the Company's common stock as reported on the NASDAQ Small Cap market on the day of conversion, or (ii) $2.75. The Debentures may be converted in three equal installments beginning on the earlier of
       (i) the 75th day of their issuance, and continuing through the 135th day of their issuance, or (ii) the day following the effective date of the Registration Statement, through the 60th day following the effective date of the Registration Statement. The Company may cause the Debentures to be converted into shares of common stock after the 110th day following the effective date of the Registration Statement, if the common stock has traded at or above $5.50 per share for 20 consecutive days.

       As of September 30, 1998, the Company had issued all $1,000,000 of these convertible Debentures and none have been converted.

       On October 22, 1997, the Board of Directors of the Company approved the issuance of up to $1,500,000 of 3 percent convertible Debentures with a maximum term of 24 months. The Debentures will mature, unless earlier converted by the holders, into shares of common stock of the Company. The Company has agreed to file a registration statement with the United States Securities and Exchange Commission with respect to the common stock of the Company into which the Debentures may be converted.

       As of September 30, 1998, the Company had issued all $1,500,000 of these convertible Debentures and $1,000,000 had been converted to 689,332 shares of common stock.

       Because of the favorable conversion feature of the Debentures, the Company has recognized interest expense relating to the price below market at which the Debentures can be converted into common shares of stock. The interest is initially set up as a deferred charge against the subordinated debenture balance with an offset to additional paid-in capital. The deferred interest is amortized over a period corresponding to time restrictions as to when the Debentures can be converted into stock. The resulting charge to interest expense increases the effective interest rate of the Debentures. Deferred interest expense of $250,032 was recorded on the $1,000,000 in Debentures relative to the favorable conversion feature and is being amortized over four months and charged to interest expense. As of September 30, 1998, $151,461 of the $250,032 deferred charge had been amortized. This interest along with the stated 3 percent interest rate in the Debentures results in an inherent interest rate of 31 percent.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE P - SUBORDINATED DEBENTURES - CONTINUED

       In connection with the $1,500,000 in Debentures, the Company recorded $389,591 of deferred interest expense related to the beneficial conversion feature. The entire deferred charge has been amortized and charged to interest expense at September 30, 1998. This interest when added to the stated 3 percent interest rate of the Debenture results in an inherent interest rate of 28 percent over the Debentures life of two years.

NOTE Q - GOODWILL AND INTANGIBLES

       Goodwill and intangibles consist primarily of goodwill acquired in the purchase of the InCirT, MOTO-SAT, and PowerStream divisions. Intangibles other than goodwill consist of product development costs. The long-term value of the product development costs is connected to the application of technologies to viable products which management believes can be successfully marketed by the Company. On an ongoing basis, management reviews the valuation and amortization of intangible assets to determine possible impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related assets and necessary adjustments, if any, are recorded. During 1998, the carrying values of goodwill and intangibles were adjusted in the amount of $267,414 to better reflect management's current expectations for the realizablility of these assets. The adjustments relate to goodwill and intangibles of the MOTO-SAT division. Management believes current and projected sales levels of its existing and planned products will support the carrying costs of assets, as adjusted.

       The following is a summary of goodwill and intangible assets:



Fiscal Year ended September 30,            1998             1997
-------------------------------
                                       ------------     ------------
Goodwill                             $ 2,287,894      $ 2,393,685
Other intangibles                      71,150           221,285
                                       2,359,044        2,614,970
Less accumulated amortization          (327,359)        (327,824)
                                     $ 2,031,685      $ 2,287,146
                                       ============     ============

NOTE R - SUBSEQUENT EVENTS

       In December, 1998, the Company entered into a letter of intent with the Company's CEO for the sale of the MotoSat division. The Company anticipates the sale will be completed in January 1999. The proposed sale provides for the acquisition of substantially all of the assets, assumption of all liabilities and the operations of the division. The proposed sale will not generate cash proceeds to the Company. The Company expects to recognize a gain of approximately $20,000 on the sale.

                             Pen Interconnect, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 1998 and 1997



NOTE R - SUBSEQUENT EVENTS - CONTINUED

       Subsequent to year-end, the Company negotiated a contract with a company for the sale of the Cable division. The sale is subject to the completion of due diligence and the execution of a definitive agreement. The Company anticipates completion of the sale in January 1999. Based on terms of the contract agreed to during November and December, 1998, the Company expects to receive cash proceeds of approximately $1,075,000 and to recognize a loss upon completion of the sale of approximately $1,000,000.

       On December 21, 1998, the Company entered into an agreement with a laminating company whereby a proposed newly formed subsidiary of the Company will merge into the laminating company and the laminating company will become a wholly-owned subsidiary of the Company. Stockholders of the laminating company will receive shares of common stock of the Company in exchange for their shares. The parties have commenced preparation of a Registration Statement on Form S-4. The merger is subject to Form S-4 becoming effective and approval of the stockholders of the respective companies.

       In December 1998, the Company signed a letter of intent with a company to negotiate a possible merger. The letter of intent serves as a basis for the parties to negotiate formal, definitive agreements, memorializing all the terms of the merger.

       The Company has an investment in the publicly traded stock of another company (Note C). The stock was received in satisfaction of notes receivable and has a guaranteed minimum value of $7.4532 per share. At September 30, 1998, the market value of the stock was approximately $2.25 per share. At January 1999, the quoted market value of the stock decreased to approximately $0.66 per share.

                             Pen Interconnect, Inc.

                                 BALANCE SHEETS

                                     ASSETS


                                                                                       June 30,           September 30,
                                                                                         1999                 1998
                                                                                  ------------------   -------------------
                                                                                     (unaudited)
CURRENT ASSETS
      Cash and cash equivalents                                                   $           26,478   $           657,777
      Receivables
      Trade accounts less allowance for
         doubtful accounts of $67,434 at June 30, 1999
         and $108,575 at September 30, 1998                                                3,831,713             3,350,970
      Current maturities of notes receivable                                                 765,390                35,675
      Investments in common stock                                                                  0               242,739
      Inventories                                                                          4,583,076             3,680,169
      Prepaid expenses and other current assets                                              345,804               261,375
      Deferred tax asset                                                                      41,324                41,324
                                                                                  ------------------   -------------------
                 Total current assets                                                      9,593,785             8,270,029


PROPERTY AND EQUIPMENT, AT COST
      Production equipment                                                                 1,288,624             2,624,513
      Furniture and fixtures                                                                 165,596               837,594
      Transportation equipment                                                                22,149                83,522
      Leasehold improvements                                                                 260,074               613,248
                                                                                  ------------------   -------------------
                                                                                           1,736,443             4,158,877
      Less accumulated depreciation                                                          219,854             1,680,266
                                                                                  ------------------   -------------------
                                                                                           1,516,589             2,478,611


OTHER ASSETS
      Notes receivable, less current maturities                                                2,066                 3,989
      Investments in common stock                                                                  0               482,220
      Deferred income taxes                                                                  725,667               725,667
      Goodwill and other intangibles, net                                                  2,012,565             2,031,685
      Assets transferred under contractual arrangement                                       454,742                     0
      Other                                                                                   14,864                98,455
                                                                                  ------------------   -------------------
                 Total other assets                                                        3,209,904             3,342,016
                                                                                  ------------------   -------------------
                                                                                  $       14,320,278   $      $ 14,090,656
                                                                                  ==================   ===================



              The accompanying notes are an integral part of these statements.

                             Pen Interconnect, Inc.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                       June 30,           September 30,
                                                                                         1999                 1998
                                                                                  ------------------   -------------------
                                                                                     (unaudited)
CURRENT LIABILITIES
      Subordinated debentures                                                     $                0   $         1,401,429
      Line of credit                                                                       3,531,814             4,064,361
      Current maturities of long-term obligations                                          1,527,499             1,132,538
      Current maturities of capital leases                                                   109,054                69,621
      Dividends payable                                                                      146,148                     0
      Accounts payable                                                                     3,029,974             2,926,797
      Accrued liabilities                                                                    174,941               389,889
                                                                                  ------------------   -------------------
                 Total current liabilities                                                 8,519,430             9,984,635

LONG TERM OBLIGATIONS, less current
      maturities                                                                              10,086                51,965

CAPITAL LEASE OBLIGATIONS, less
      current maturities                                                                     286,594                22,333

LIABILITIES TRANSFERRED UNDER
      CONTRACTUAL ARRANGEMENTS                                                               514,813                     0

DEFERRED INCOME TAXES                                                                        165,755               165,755
                                                                                  ------------------   -------------------
                 Total liabilities                                                         9,496,678            10,224,688

STOCKHOLDERS' EQUITY
       Series A and  Series  B  Preferred  stock,  $0.01  par  value  authorized
            5,000,000 shares, 2,800
            issued and outstanding at June 30, 1999                                               28                     0
       Common stock, $0.01 par value,
            authorized 50,000,000 shares, issued and
            outstanding 7,976,089 shares at June 30,
            1999 and 5,018,437 at September 30, 1998                                          79,761                50,184
       Additional paid-in capital                                                         16,324,193            10,890,022
       Accumulated deficit                                                               (11,580,382)           (7,074,238)
                                                                                  ------------------   -------------------
                 Total stockholders' equity                                                4,823,600             3,865,968
                                                                                  ------------------   -------------------
                                                                                  $       14,320,278   $        14,090,656
                                                                                  ==================   ===================





              The accompanying notes are an integral part of these statements.

                             Pen Interconnect, Inc.

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                        Three months ended                      Nine months ended
                                               --------------------------------------     -----------------------------------
                                                    June 30,            June 30,              June 30,           June 30,
                                                      1999                1998                  1999               1998
                                               ------------------   -----------------     ----------------   ----------------
Net sales                                      $        5,098,525   $       4,510,112     $     12,684,442   $     12,113,556
Cost of sales                                           4,205,910           3,534,452           11,221,572          9,431,973
                                               ------------------   -----------------     ----------------   ----------------

      Gross profit                                        892,615             975,660            1,462,870          2,681,583

Operating expenses
      Sales and marketing                                  22,002             192,071              159,413            261,476
      Research and development                             41,148              49,675              303,651            243,044
      General and administrative                          517,517             477,792            2,543,826          1,475,420
      Depreciation and amortization                        81,952             122,288              303,159            364,225
                                               ------------------   -----------------     ----------------   ----------------
                 Total operating expenses                 662,619             841,826            3,310,049          2,344,165
                                               ------------------   -----------------     ----------------   ----------------

      Operating income (loss)                             229,996             133,834           (1,847,179)           337,418

Other income (expense)
      Interest expense                                    (96,947)           (217,556)            (482,722)          (703,613)
      Loss on disposal of a division                            0                   0             (948,312)                 0
      Loss on impairment of investment
       in stock                                          (724,959)                  0             (724,959)                 0
      Other income (expense), net                        (124,325)             84,318             (356,824)           118,655
                                               ------------------   -----------------     ----------------   ----------------
                 Total other income (expense)            (946,231)           (133,238)          (2,512,817)          (584,958)
                                               ------------------   -----------------     ----------------   ----------------

Earnings (loss) before income taxes                      (716,235)                596           (4,359,996)          (247,540)

Income tax expense (benefit)                                    0                 238                    0            (21,562)
                                               ------------------   -----------------     ----------------   ----------------

Net earnings (loss)                            $         (716,235)  $             358     $     (4,359,996)  $       (225,978)
                                               ==================   =================     ================   ================

Earnings (loss) per common share
      Basic                                    $            (0.19)  $            0.00     $          (0.78)  $          (0.05)
      Diluted                                  $            (0.19)  $            0.00     $          (0.78)  $          (0.05)

Weighted average common shares outstanding
         Basic                                          7,693,650           4,586,962            6,538,820          4,452,312
         Diluted                                        7,693,650           5,121,153            6,538,820          4,452,312



              The accompanying notes are an integral part of these statements.

                             Pen Interconnect, Inc.

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                             Nine months ended
                                                                                     ------------------------------------
                                                                                         June 30,           June 30,
                                                                                           1999               1998
                                                                                     -----------------  -----------------
Increase (decrease) in cash and cash equivalents
  Cash flows from operating activities
        Net loss                                                                     $      (4,359,996) $        (225,978)
        Adjustments to reconcile net loss to net cash
           used in operating activities
                Depreciation and amortization                                                  301,898            364,225
                Bad debts                                                                       99,625              3,420
                Stock issued in exchange for services                                          524,377                  0
                Interest on debenture conversion                                               104,861            336,506
                Loss on disposal of a division                                                 948,312                  0
                Loss on impairment of investment in stock                                      724,959                  0
                Deferred taxes                                                                       0             27,112
                Contingent stock San Jose agreement                                                  0            (40,000)
                Loss on disposal of equipment                                                        0             16,534
                Changes in assets and liabilities
                     Trade accounts receivable                                              (1,065,998)        (1,632,294)
                     Inventories                                                            (1,471,476)        (2,305,763)
                     Prepaid expenses and other assets                                          82,239           (327,681)
                     Accounts payable                                                          159,684            974,725
                     Accrued liabilities                                                      (181,530)          (254,795)
                                                                                     -----------------  -----------------
                        Total adjustments                                                      226,951         (2,838,011)
                                                                                     -----------------  -----------------
                        Net cash used in
                           operating activities                                             (4,133,045)        (3,063,989)
                                                                                     -----------------  -----------------

  Cash flows from investing activities
        Purchase of property and equipment                                                    (751,860)          (202,353)
        Proceeds from the disposal of a division                                             1,075,000            389,250
        Issuance of notes receivable                                                          (611,169)           (89,195)
        Collections on notes receivable                                                              0             22,800
                                                                                     -----------------  -----------------
                        Net cash provided by (used in)
                           investing activities                                               (288,029)           120,502
                                                                                     -----------------  -----------------



                                   (Continued)

                             Pen Interconnect, Inc.

                                   (Unaudited)


                                                                                             Nine months ended
                                                                                     ------------------------------------
                                                                                         June 30,           June 30,
                                                                                           1999               1998
                                                                                     -----------------  -----------------
Cash flows from financing activities
  Net change in line of credit                                                                (160,991)         1,557,851
  Proceeds from long-term obligations                                                        1,303,547                  0
  Proceeds from issuance of subordinated debentures                                                  0          1,910,000
  Proceeds from issuance of capital leases                                                     395,648            500,000
  Proceeds from sale of common stock and exercise of warrants                                  400,999            705,058
  Proceeds from issuance of preferred stock                                                  2,800,000                  0
  Principal payments on long-term obligations                                                 (900,000)        (1,007,173)
  Principal payments on capital leases                                                         (49,428)                 0
                                                                                     -----------------  -----------------
                        Net cash provided by
                           financing activities                                              3,789,775          3,665,736
                                                                                     -----------------  -----------------
Net increase (decrease) in cash and cash equivalents                                          (631,299)           722,249
Cash and cash equivalents at beginning of period                                               657,777            272,148
                                                                                     -----------------  -----------------
Cash and cash equivalents at end of period                                           $          26,478  $         994,397
                                                                                     =================  =================

Supplemental  disclosures of cash flow  information
Cash paid during the period
 for:
    Interest                                                                         $         380,576  $         370,028
    Income taxes                                                                     $               0  $               0


Noncash investing and financing activities
During the first nine months of FY 99 $1,401,429 of subordinated debentures were converted into 1,942,914 shares of common stock. Along with the conversion on the debentures, $104,861 of unamortized interest on the subordinated debentures was charged to interest expense.

During the third quarter of FY 99 675,000 shares of common stock were issued to outside consultants for services performed or to be performed. Of this amount, $524,377 has been charged to expense and the balance of $232,110 has been included in prepaid expenses to be written off during the next three months as the service is provided. At the date of issuance, the market value of the stock issued was $756,487.




                                   (Continued)

                             Pen Interconnect, Inc.

                                   (Unaudited)


Disposal of Divisions

The letter of intent for the sale of the MotoSat division to James Pendleton, Pen's Chairman and former CEO, states that all assets and liabilities of the MotoSat division will be transferred to Mr. Pendleton in exchange for the elimination of any future obligations to pay retirement benefits under Mr. Pendleton's employment contract. If the transaction had been closed as of June 30, 1999 it would have yielded a gain of $60,071, representing the excess of liabilities over assets to be transferred (see Note A).

Assets acquired and liabilities assumed by Mr. Pendleton's purchase of MTI are as follows:

  Trade accounts receivables                                  $         180,896
  Notes receivable                                                       33,377
  Inventories                                                           206,689
  Property and equipment                                                 33,780
                                                              -----------------
    Assets transferred under contractual arrangements                   454,742

  Accounts payable                                                       56,507
  Accrued liabilities                                                    36,285
  Line of credit                                                        371,556
  Long-term obligations                                                  50,465
                                                              -----------------
    Liabilities transferred under contractual arrangements              514,813
                                                              -----------------
    Potential gain to Company                                 $          60,071
                                                              =================






                                   (Continued)

                             Pen Interconnect, Inc.

                                   (Unaudited)


During the second quarter of FY 99 the Company disposed of the Cable division by selling certain assets and liabilities to Cables To Go Inc. (CTG). The Company transferred net assets totaling $878,372 to CTG for total proceeds of $1,075,000. The Company then determined the remaining Cable division assets, not sold to CTG, to be impaired as they had no market value and could no longer be utilized in current operations. The impairment resulted in the write off of the remaining Cable division assets with a net book value totaling $1,144,940. The combined sale to CTG and write off of assets resulted in a net loss on the disposal of the Cable division of $948,312. Assets sold and liabilities assumed by CTG were as follows:

     Accounts receivable (net of allowance)                   $         310,467
     Inventories                                                        361,880
     Property and equipment                                             398,551
     Capital leases                                                     (42,526)
                                                              -----------------
         Net assets sold                                              1,028,372

     Proceeds received                                                1,075,000
     Notes receivable received                                          150,000
                                                              -----------------
         Gain on assets sold to CTG                                     196,628
     Write off of remaining Cable division assets                    (1,144,940)
                                                              -----------------
         Total loss on disposal of Cable division             $        (948,312)
                                                              =================

Investments

The Company has an investment in the publicly traded stock of another company. The stock was received in satisfaction of notes receivable and has a guaranteed minimum value of $7.4532 per share. At September 30, 1998, the market value of the stock was approximately $2.25 per share. During the third quarter of FY 99, a determination was made the investment in TMCI stock with a net book value of $724,959 was permanently impaired when the major lender of TMCI foreclosed on their loan for failure to comply with loan covenants. The balance of this investment was written off during the quarter ended June 30, 1999.




              The accompanying notes are an integral part of these statements.

                             PEN INTERCONNECT, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)




NOTE A - ACQUISITIONS/DISPOSITIONS

       Laminating Technologies Inc.

       On December 23, 1998, the Company signed a definitive agreement to merge with Laminating Technologies Inc. (LTI). On April 2, 1999 the Company and LTI mutually terminated this definitive agreement to merge.

       Cables To Go Inc.

       On January 29, 1999 the Company signed an agreement to sell certain assets and transfer certain liabilities of the Cable division to CTG. CTG purchased certain of the receivables, inventory, machinery and equipment and assumed capital lease liabilities for a purchase price of $1,075,000 thus yielding the Company a gain on the sale of $196,628. Concurrently, the Company determined that assets relating to the Cable division that were not purchased by CTG had no future value and were therefore written off. The book value of the assets written off was $1,144,940. When combined with the gain on the sale of assets that were sold the resulting net loss related to the disposition of the Cable division was $948,312.

       Mobile Technology Inc.

       On February 1, 1999 the Company signed a letter of intent with Mobile Technology Inc. (MTI) to sell all assets and liabilities of the MotoSat division. MTI's principal owner is James Pendleton, Chairman and former CEO of the Company. The letter of intent calls for MTI to assume all assets and liabilities of the MotoSat division. If the transaction were closed as of June 30, 1999, it would yield a gain to the Company on the sale of $60,071 that is being deferred until the transaction is complete. Pending the closing of the sale, the Company has agreed to maintain and/or provide a $300,000 credit facility for MTI with the Company's major lender. The Company anticipates closing the transaction when MTI is able to secure independent sources of financing. In the interim, MTI has assumed operational control of the MotoSat division but the Company retains ownership of the MotoSat division's receivables and inventory which are collateral for the Company's credit facility. As of September 1, 1999 MotoSat has not yet secured its own lending source which is still expected to be occur in the month of September. When the credit agreement between MotoSat and their lender is finalized, the risk of ownership will pass to MotoSat's new owners and the sale will be recorded.

       Inasmuch as the Company is still at risk for the credit facility made available to MTI, on the receivables and inventory currently being submitted to finance the current operations of MotoSat, the Company has recorded the position of financial condition of the MotoSat division as of the date of the letter of intent (February 1, 1999). Assets and liabilities have been reclassified as "Assets/Liabilities Transferred Under Contractual Arrangements" on the balance sheet at June 30, 1999. In addition, the Company has advanced $96,367 to MTI at 11.75% interest which is included in notes receivable which will be repaid when MTI secures its own lender and source of funding.

                             PEN INTERCONNECT, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)




NOTE A - ACQUISITIONS/DISPOSITIONS - CONTINUED

       Transdigital Communications Inc.

       The Company signed a definitive agreement to merge with Transdigital Communications, Inc. (TCC) in July of 1999. The agreement, which would result in a reverse merger with TCC management becoming the management of the new company, stipulated various closing conditions for both Pen and TCC. As of this date, it is doubtful that the closing conditions stipulated in the agreement will be met and both parties have mutually agreed to terminate the agreement, although a writing to this effect has not been completed.


NOTE B - INVENTORIES

       Inventories consist of the following:
                                          June 30,            September 30,
                                           1999               1998
                                      ---------------     ------------------
Raw materials (net of allowance)            2,558,829              2,252,933
Work-in-process                             1,944,591              1,391,664
Finished goods                                 79,656                 35,572
                                      ---------------     ------------------
                                            4,583,076              3,680,169
                                      ===============     ==================


NOTE C - NOTES RECEIVABLE

       In connection with the merger negotiations with TCC the Company advanced TCC approximately $516,000. The advance is secured by a promissory note at an interest rate of 8.00 percent to be repaid when TCC obtains a line of credit or other financing. The remaining balance of $265,000 represents amounts advanced to MotoSat of approximately $96,000 and $150,000 from CTG for the guaranteed royalty in connection with the sale (see Note A).

NOTE D - BRIDGE LOANS

       During the 1st quarter of FY 1999 the Company secured two bridge loans both of which were to be repaid with funds to be received from the merger with LTI. The term of each loan was 90 days and carried an interest rate of 8 percent. One bridge loan was secured in November for $500,000 and the other in December for $400,000. Both bridge loans were subsequently repaid from proceeds received from the issuance of preferred stock. (See Note G)

                             PEN INTERCONNECT, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)




NOTE E - WARRANTS AND OPTIONS TO PURCHASE COMMON STOCK

       During the first nine months of FY 1999 the Company issued warrants to purchase 1,230,000 shares of the Company's common stock. All warrants were issued at an exercise price which was equal to or above the market price at the time of issuance. The following table outlines the features of these warrants:

   Number of               Exercise                 Expiration
   Warrants                 Price                      Date
----------------       ----------------       ----------------------
150,000                     $1.000                     October 2002
125,000                     $0.875                     October 2002
215,000                     $0.875                    November 2001
100,000                    $1.3700                    February 2002
125,000                    $0.0875                     October 2003
160,000                    $1.2800                    February 2002
160,000                    $0.8600                       April 2002
 25,000                    $0.8000                         May 2001
 20,000                    $1.0000                        June 2003
 25,000                    $1.0000                        June 2002
125,000                    $0.8000                      August 2004


       During the first nine months of FY 1999 the Company issued non qualified options to employees to purchase 335,000 shares of common stock. All options granted were at an exercise price which was equal to or above the market price at the time of issuance. The following table outlines the features of these options:


   Number of               Exercise                 Expiration
   Options                  Price                      Date
----------------       ----------------       ----------------------
          60,000             $0.8000                      March 2004
         250,000             $0.8000                      April 2004
          25,000             $1.0000                       June 2004



NOTE F - CREDIT FACILITY

       As of June 30, 1999, the Company has been in violation of certain of the covenants of their credit facility with Finova. At June 30, 1999, the Company has notified the lender of the violations and is negotiating modifications to the loan agreement with the lender. As of June 30, 1999, the Company has not received a waiver from the lender and all obligations under this credit facility are payable on demand of the lender and are classified as current liabilities in the balance sheet.

                             PEN INTERCONNECT, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)




NOTE G - PREFERRED STOCK

       The Company has issued two series of Preferred Stock. Series A was issued in February 1999 consisting of 1,800 shares, par value $0.01 per share, for $1,000 per share. Series B was issued in April 1999 at the same price and par value but only 1,000 shares were issued. As mentioned in Note D, part of the issuance of this stock was used to repay the bridge loans made earlier in the fiscal year. After repayment of the bridge loans and paying $234,500 in fees and expenses, the net cash raised by the Company was $1,665,500. Both series of Preferred Stock carry a 16 percent dividend rate which is paid quarterly. If and when the Company's stock is listed again on NASDAQ the dividend rate will drop to 8 percent.

       Both issuances of Preferred Stock are convertible into shares of the Company's Common Stock. Each share of Series A Preferred Stock is convertible into an amount of shares of Pen Common Stock equal to $1,000 divided by the average of the two lowest closing bid prices for Pen Common Stock during the period of 22 consecutive trading days ending with the last trading day before the date of conversion, after discounting that market price by 15 percent (the "Conversion Price"). The maximum Conversion Price for the Series A Preferred Stock is $1.17 per share. The shares of Series B Preferred Stock are convertible into Common Stock at the same Conversion Price as the Series A Preferred Stock except for a maximum Conversion Price of $0.79 per share. Warrants to acquire 320,000 shares of Common Stock at prices ranging from $0.86 to $1.28 per share were also issued to the purchasers of the Series A and Series B Preferred Stock. The Warrants expire three years from date the Preferred Stock and warrants were initially issued.


NOTE H - EARNINGS (LOSS) PER SHARE

       Basic earnings (loss) per common share is computed by dividing net earnings (loss) available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings
       (loss) per common share are similarly calculated, except that the weighted average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential except for periods when such calculations would be anti dilutive.

       For the three and nine months ended June 30, 1999, net earnings (loss) attributable to common shareholders includes accrued dividends at the stated dividend rate from date of issuance and a non-cash imputed dividend to the preferred shareholders related to the beneficial conversion feature on the 1999 Series A and B Preferred Stock and related warrants. (See Note G). The beneficial conversion feature is computed as the difference between the market value of the common stock into which the Series A and B Preferred Stock can be converted and the value assigned to the Series A and B Preferred Stock in the private placement. The imputed dividend is a one-time non-cash charge against the earnings
       (loss) per common share. The calculation of earnings (loss) per share is included in Exhibit 11.

                             PEN INTERCONNECT, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)




NOTE I - SUBSEQUENT EVENTS

       Effective September 1, 1999 the Company has entered into consulting agreements with three individuals for the purpose of receiving advice concerning overall management, strategic planning and marketing of the Company's business. The consulting agreements call for the issuance of options to purchase 3,326,667 shares of common stock at $0.30 per share as compensation for the consulting services. The consulting agreements are to be included in a Form S-8 Registration Statement to be filed with the SEC to register the shares being optioned. If the options were exercised on September 8, 1999 with a market price of $0.54 per share for the Company's stock, the exercise of the options would result in a charge of $798,400 of additional expense effecting the Company's fourth quarter. The exercise of the options would also generate $998,000 of additional cash proceeds to the Company which is intended to be used to finance operations.

                             PEN INTERCONNECT, INC.





                        11,147,453 shares of Common Stock












                         -------------------------------
                                   PROSPECTUS
                         -------------------------------










                                October __, 1999

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

         Pen has entered into agreements with each director and officer in which Pen agrees to indemnify each director and officer to the maximum extent permitted by law.


         Pen's certificate of incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by Pen to the fullest extent permitted by law. The certificate of incorporation also provides as follows:


         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented. Sections 16.10a-902 and 16.10a-903 of the Utah Revised Business Corporation Act concerning indemnification of officers, directors, employees and agents are set forth below.

16-10a-902                 Authority to Indemnify Directors.

(1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

     (a)  his conduct was in good faith; and
     (b) he reasonably believed that his conduct was in, or not opposed to the corporation's best interests; and
     (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

(3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(4) A corporation may not indemnify a director under this section:

      (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

      (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

      (c) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

16-10a-903         Mandatory Indemnification of Directors.

Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers, and controlling persons of Pen pursuant to the foregoing provisions, or otherwise, Pen has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pen of expenses incurred or paid by a director, officer or controlling person of Pen in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Pen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee            $         2,762
Printing and Engraving                                                   1,000
Transfer Agent's Fee and Expenses                                        1,000
Legal Fees and Expenses                                                 45,000
Blue Sky Qualification Fees and Expenses                                 5,000
Accountants' Fees and Expenses                                          10,000
Miscellaneous Expenses                                                  10,238
                                                                       -------
Total                                                           $       75,000
                                                                      ========

Item 26.  Recent Sales of Unregistered Securities

(1) In May 1996, Pen issued 316,737 shares of common stock to the Cerplex Group Inc. in consideration for the acquisition of InCirT Technology.
(2) In May 1996, Pen issued 9,168 shares of common stock to Ventana Financial Services in consideration of services rendered in Pen's acquisition of InCirT Technology.
(3) In July1997, Pen issued 2,789 shares of common stock to Stephanie Fryer in consideration of services rendered in Pen's acquisition of InCirT Technology.
(4) In August 1997, Pen issued 44,444 shares of common stock to Ira Weingarten in consideration of payment of notes payable of $52,000.
(5) In August 1997, Pen issued 22,222 shares of common stock to Milton Haber in consideration of payment of notes payable of $26,000.
(6) In August 1997, Pen issued 25,000 shares of common stock at $1.21 per share to Target Capital upon exercise of warrants.
(7) In August 1997, Pen issued 22,222 shares of common stock to The Trading Post Inc. in consideration of payment of notes payable of $26,000.
(8) In August 1997, Pen issued 150,000 shares of common stock at $1.21 per share to Yitz Grossman upon exercise of warrants.
(9) In August 1997, Pen issued 52,779 shares of common stock to The Cerplex Group Inc. in consideration for the acquisition of InCirT Technology.
(10) In August 1997, Pen issued 230,000 shares of common stock at $1.21 per share to Lisa Grossman upon exercise of warrants.
(11) In September 1997, Pen issued 200,000 shares of common stock at $1.21 per share to Paulette Marie Brodchandel upon exercise of warrants.
(12) In September 1997, Pen issued 40,000 shares of common stock at $1.21 per share to Lisa Grossman upon exercise of warrants.
(13) In September 1997, Pen issued 100,000 shares of common stock at $1.21 per share to National Financial Services Corp. upon exercise of warrants.
(14)     In  December  1997,  Pen  issued  150,000  shares  of  common  stock to
         PowerStream Technology Inc. for the acquisition of PowerStream Technology.

(15) In December 1997, Pen issued 75,000 shares of common stock to Bear Stearns Securities Corp. upon conversion of subordinated debentures of $150,000.
(16) In December 1997, Pen issued 7,500 shares of common stock to Alan L. Weaver as compensation for services.
(17) In March 1998, Pen issued 147,092 shares of common stock to RBB Bank Aktiengrsellshaft. upon conversion of subordinated debentures of $213,383.
(18) In April 1998, Pen issued 162,162 shares of common stock to RBB Bank Aktiengrsellshaft. upon conversion of subordinated debentures of $235,245.
(19) In April 1998, Pen issued 90,000 shares of common stock at $2.00 per share to Gordon Mundy upon exercise of warrants.
(20) In May 1998, Pen issued 30,000 shares of common stock at $2.00 per share to Heracles Holdings Limited upon exercise of warrants.
(21) In May 1998, Pen issued 3,333 shares of common stock to Kostech Small Cap Research as compensation for services.
(22) In May 1998, Pen issued 50,000 shares of common stock at $2.00 per share to Louis F. Centofanti upon exercise of warrants.
(23) In June 1998, Pen issued 85,960 shares of common stock to RBB Bank Aktiengrsellshaft. upon conversion of subordinated debentures of $124,700.
(24) In July 1998, Pen issued 50,000 shares of common stock at $2.00 per share to Louis F. Centofanti upon exercise of warrants.
(25) In September 1998, Pen issued 294,118 shares of common stock to RBB Bank Aktiengrsellshaft. upon conversion of subordinated debentures of $426,671.
(26) In October 1998, Pen issued 388,846 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $252,750.
(27) In October 1998, Pen issued 157,935 shares of common stock to RBB Bank Aktiengrsellshaft. upon conversion of subordinated debentures of $107,668.
(28) In November 1998, Pen issued 30,000 shares of common stock at $0.75 per share to Heracles Holdings Limited upon exercise of warrants.
(29) In November 1998, Pen issued 20,000 shares of common stock at $0.75 per share to Lawson Rollins upon exercise of warrants.
(30) In December 1998, Pen issued 50,000 shares of common stock at $0.75 per share to Louis F. Centofanti upon exercise of warrants.
(31) In December 1998, Pen issued 20,000 shares of common stock at $0.75 per share to Neyla Kizner upon exercise of warrants.
(32) In December 1998, Pen issued 10,000 shares of common stock at $0.75 per share to Rahim Kaba upon exercise of warrants.
(33) In December 1998, Pen issued 307,692 shares of common stock to RBB Bank Aktiengrsellshaft. upon conversion of subordinated debentures of $200,000.
(34) In December 1998, Pen issued 90,000 shares of common stock at $0.75 per share to Gordon Mundy upon exercise of warrants.
(35) In January 1999, Pen issued 46,014 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $50,846.
(36) In January 1999, Pen issued 103,956 shares of common stock to Dundee Securities.

         upon conversion of subordinated debentures of $101,877.
(37) In March 1999, Pen issued 172,681 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $127,784.
(38) In March 1999, Pen issued 104,372 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $102,285.
(39) In March 1999, Pen issued 135,135 shares of common stock to RBB Bank Aktiengrsellshaft. upon conversion of subordinated debentures of $100,000.
(40) In March 1999, Pen issued 154,199 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $153,428.
(41) In April 1999, Pen issued 147,000 shares of common stock to Jeffery M. Lamberson as payment for services.
(42) In April 1999, Pen issued 281,250 shares of common stock to Liviakis Financial Communications, Inc. as payment for services.
(43) In April 1999, Pen issued 153,000 shares of common stock to Richard S. Carpenter as payment for services.
(44) In April 1999, Pen issued 93,750 shares of common stock to Robert B. Prag as payment for services.

(45) In May 1999, Pen issued 15,000 shares of common stock to James Pendleton as compensation.
(46) In May 1999, Pen issued 20,000 shares of common stock to Dave Livingston as payment for services.
(47) In May 1999, Pen issued 10,000 shares of common stock to Corporate Development Group as payment for services.
(48) In May 1999, Pen issued 7,000 shares of common stock to Network Investor Communications as payment for services.
(49) In May 1999, Pen issued 1,500 shares of common stock to Robert Albrecht as compensation.
(50) In May 1999, Pen issued 2,167 shares of common stock to Stephen Fryer as compensation.
(51) In May 1999, Pen issued 2,500 shares of common stock to Mehrdad Mobasseri as compensation.
(52) In May 1999, Pen issued 1,000 shares of common stock to Owen Marsh as compensation.
(53) In May 1999, Pen issued 1,000 shares of common stock to Bill Day as compensation.
(54) In May 1999, Pen issued 1,000 shares of common stock to Steve Ngo as compensation.
(55) In May 1999, Pen issued 1,000 shares of common stock to Rafael Batista as compensation.
(56) In May 1999, Pen issued 400 shares of common stock to Ronda Barboa as compensation.
(57) In May 1999, Pen issued 400 shares of common stock to Heather Hungate as compensation.
(58) In May 1999, Pen issued 400 shares of common stock to Irene Tafulu as compensation.
(59) In May 1999, Pen issued 400 shares of common stock to Lien Hoang as compensation.


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




(60) In May 1999, Pen issued 400 shares of common stock to Waldemar Dziurzynski as compensation.
(61) In May 1999, Pen issued 171,195 shares of common stock to BNC Bach upon conversion of $100,000 of subordinated debentures.
(62) In June 1999, Pen issued 200,889 shares of common stock to BNC Bach upon conversion of $125,000 of subordinated debentures.
(63) In October 1999, Pen issued 25,000 shares of common stock to Redstone Securities, Inc. as compensation for services.


         All of the foregoing issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 because the stockholders were either accredited investors, officers of Pen, or otherwise sophisticated, fully informed investors.


Item 27.  Exhibits.

3 Articles of incorporation and By-laws, incorporated by reference to Pen's Registration Statement filed on Form SB-2, SEC File No. 33-96444.

4.1 Certificate of Amendment creating Series A Convertible Preferred Stock as filed February 10, 1999. See Exhibits to Current Report on Form 8-K filed on February 17, 1999.


4.2 Certificate of Amendment creating Series B Convertible Preferred Stock as amended.*


5.1      Opinion and Consent of Oscar D. Folger, Esq.

10.1 Asset Purchase Agreement for the purchase of InCirT Technology from the Cerplex Group, Inc. See Exhibits to Report on Form 10-QSB for quarter ended June 30, 1996.

10.2 Employment Agreement between James S. Pendleton and Pen. See Exhibits to Report on Form 10-QSB for quarter ended June 30, 1996.


10.3 Employment Agreement between Wayne R. Wright and Pen. See Exhibits to Report on Form 10-QSB for quarter ended June 30, 1996.


10.4 Form of 1995 Stock Option Plan. See Exhibits to Registration Statement on Form SB-2, SEC File No.33-96444.

10.5 Asset Purchase Agreement dated November 12, 1996 for the sale of the San Jose Division between Touche Electronics, Inc. a subsidiary of TMCI Electronics, Inc. and Pen. See Exhibits to Report on Form 10-QSB for quarter ended December 31, 1996.

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



10.6 Loan and Security Agreement between FINOVA and Pen dated September 4, 1997. See Exhibits to Report on Form 10-KSB for fiscal year ended September 30, 1997.

10.7 Employment Agreement between Stephen J. Fryer and Pen. See Exhibits to Report on Form 10-KSB for fiscal year ended September 30, 1997.

10.8 Employment Agreement between Daniele Reni and Pen. See Exhibits to Report on Form 10-KSB for fiscal year ended September 30, 1997.

10.9 Agreement and Plan of Reorganization through Acquisition dated April 1, 1997 between PowerStream Technology, Inc. and Pen. See Exhibits to Report on Form 10-KSB for fiscal year ended September 30, 1997.

23.1     Consent of Oscar D. Folger, Esq.  (included in Exhibit 5.1)

23.2     Consent of Grant Thornton LLP


*        Previously filed.



Item 28.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high and low and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in Irvine, California as of October 26, 1999.


                           PEN INTERCONNECT, INC.
                           By  /s/ Stephen J. Fryer
                           Stephen J. Fryer, President/ Chief Executive Officer


Each person whose signature appears below hereby constitutes and appoints Stephen J. Fryer as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                              Date


 /s/ James S. Pendleton           Chairman                      October 26, 1999
James S. Pendleton

/s/ Wayne R. Wright               Director                      October 26, 1999
Wayne R. Wright

/s/ C. Reed Brown                 Director                      October 26, 1999
C. Reed Brown

/s/ Stephen J. Fryer              Director, CEO, President      October 26, 1999
Stephen J. Fryer                   and Principal Accounting
                                   and Financial Officer


/s/ James E. Harward

James E. Harward                  Director                      October 26, 1999


/s/ Milton Haber

Milton Haber                      Director                      October 26, 1999

Exhibits 5 and 23(a)
                         LAW OFFICES OF OSCAR D. FOLGER
                                521 Fifth Avenue
                            New York, New York 10175



                                                                October 26, 1999



Pen Interconnect, Inc.
1601 Alton Parkway
Irvine, California  92606

                      Re: Form SB-2 Registration Statement

Gentlemen:


         We have acted as counsel for Pen Interconnect, Inc., a Utah corporation ("Pen"), in connection with the registration by Pen of 11,147,453 shares of Common Stock, par value $0.01 per share (the "Securities"), which are the subject of a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended. As counsel to Pen we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

         On the basis of and subject to the foregoing, it is our opinion that the Securities to be issued and sold by the selling stockholders have been duly authorized and, when issued and sold, will be duly issued and fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

         This opinion is to be used only in connection with the offer and sale of the Securities as variously referred to herein while the Registration Statement is in effect.

                                           Very truly yours,

                                           /s/ Oscar D. Folger

EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated January 12, 1999 accompanying the financial statements of Pen Interconnect, Inc. as of and for the years ended September 30, 1998 and 1997 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




                             \s\ Grant Thornton LLP




Salt Lake City, Utah
October 26, 1999



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